                                                                       Exhibit 5

______________________________________________________________________________



                       SENIOR SUBORDINATED LOAN AGREEMENT

                          Dated as of January 27, 2000

                                     Among

                          SYNAGRO TECHNOLOGIES, INC.,

                                  as Borrower,

                         CERTAIN SUBSIDIARY GUARANTORS,

                                 as Guarantors,

                                      and

                          GTCR CAPITAL PARTNERS, L.P.,

                                   as Lender



________________________________________________________________________________

                               TABLE OF CONTENTS

                                                                         Page(s)
SECTION 1.               DEFINITIONS.......................................   2
              1.1  Certain Defined Terms...................................   2
                   ---------------------
              1.2  Accounting Terms........................................   2
                   ----------------

SECTION 2.               MAKING AND BORROWING OF LOANS.....................   2
              2.1  Making and Borrowing of Loans...........................   2
                   -----------------------------
              2.2  Making of Loans; Notice.................................   2
                   -----------------------
              2.3  Use of Proceeds.........................................   3
                   ---------------
              2.4  The Closing.............................................   3
                   -----------

SECTION 3.               TERMS OF THE LOANS................................   3
              3.1  The Note................................................   3
                   --------
              3.2  Interest on the Loans...................................   4
                   ---------------------
              3.3  Payment of Loans........................................   4
                   ----------------
              3.4  Voluntary Prepayments...................................   4
                   ---------------------
              3.5  Mandatory Prepayments...................................   4
                   ---------------------
              3.6  Application of Prepayments..............................   5
                   --------------------------
              3.7  Manner and Time of Payment..............................   5
                   --------------------------

SECTION 4.               REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....   6
              4.1  Organization, Corporate Power and Licenses..............   6
                   ------------------------------------------
              4.2  Capital Stock and Related Matters.......................   6
                   ---------------------------------
              4.3  Subsidiaries; Investments...............................   7
                   -------------------------
              4.4  Authorization; No Breach................................   8
                   ------------------------
              4.5  Financial Statements....................................   8
                   --------------------
              4.6  Absence of Undisclosed Liabilities......................   9
                   ----------------------------------
              4.7  No Material Adverse Change..............................   9
                   --------------------------
              4.8  Absence of Certain Developments.........................   9
                   -------------------------------
              4.9  Assets..................................................  11
                   ------
             4.10  Real Property...........................................  11
                   -------------
             4.11  Tax Matters.............................................  12
                   -----------
             4.12  Contracts and Commitments...............................  13
                   -------------------------
             4.13  Intellectual Property Rights............................  14
                   ----------------------------
             4.14  Litigation, etc.........................................  15
                   ---------------
             4.15  Brokerage...............................................  16
                   ---------
             4.16  Governmental Consent, etc...............................  16
                   -------------------------
             4.17  Insurance...............................................  16
                   ---------
             4.18  Employees...............................................  16
                   ---------
             4.19  Employee Benefit Plans..................................  17
                   ----------------------
             4.20  Compliance with Laws....................................  18
                   --------------------

             4.21  Environmental and Safety Matters........................  18
                   --------------------------------
             4.22  Affiliated Transactions.................................  19
                   -----------------------
             4.23  Real Property Holding Corporation Status................  19
                   ----------------------------------------
             4.24  Customers and Suppliers.................................  20
                   -----------------------
             4.25  Reports with the Securities and Exchange Commission.....  20
                   ---------------------------------------------------
             4.26  Investment Company......................................  20
                   ------------------
             4.27  Section 203 of the DGCL; Takeover Statute...............  20
                   -----------------------------------------
             4.28  Public Utility Holding Company Act......................  20
                   ----------------------------------
             4.29  Regulation U............................................  21
                   ------------
             4.30  Solvency, etc...........................................  21
                   -------------
             4.31  Stockholder Consent.....................................  21
                   -------------------
             4.32  Disclosure..............................................  21
                   ----------

SECTION 5.               CONDITIONS TO LENDER'S OBLIGATION TO MAKE LOANS...  22
             5.1   Conditions to Lender's Obligation to Make the Initial
                   -----------------------------------------------------
             Loan..........................................................  22
             ----
             5.2   Conditions to Lender's Obligations to Make Subsequent
                   -----------------------------------------------------
             Loans After the Closing Date..................................  25
             ----------------------------

SECTION 6.               COVENANTS.........................................  26
              6.1  Performance of Documents; etc...........................  26
                   -----------------------------
              6.2  Securities Laws.........................................  26
                   ---------------
              6.3  Reports, Certificates and Other Information.............  27
                   -------------------------------------------
              6.4  Books, Records and Inspections..........................  29
                   ------------------------------
              6.5  Insurance...............................................  29
                   ---------
              6.6  Compliance with Laws, Material Contracts; Payment of
                   ----------------------------------------------------
              Taxes and Liabilities........................................  30
              ---------------------
              6.7  Maintenance of Existence, etc...........................  30
                   -----------------------------
              6.8  Financial Covenants.....................................  30
                   -------------------
              6.9  Limitations on Debt.....................................  31
                   -------------------
              6.10 Liens...................................................  32
                   -----
              6.11 [Reserved]..............................................  33
                   ----------
              6.12 Restricted Payments.....................................  33
                   -------------------
              6.13 Mergers, Consolidations, Sales..........................  33
                   ------------------------------
              6.14 Further Assurances......................................  34
                   ------------------
              6.15 Transactions with Affiliates............................  34
                   ----------------------------
              6.16 Employee Benefit Plans..................................  34
                   ----------------------
              6.17 Environmental Laws......................................  34
                   ------------------
              6.18 Unconditional Purchase Obligations......................  35
                   ----------------------------------
              6.19 Inconsistent Agreements.................................  35
                   -----------------------
              6.20 Business Activities.....................................  35
                   -------------------
              6.21 Advances and Other Investments..........................  35
                   ------------------------------
              6.22 Other Subordinated Debt.................................  36
                   -----------------------
              6.23 Foreign Subsidiaries....................................  36
                   --------------------
              6.24 Business Plan and Financial Projections.................  36
                   ---------------------------------------
              6.25 Amendments to Certain Documents.........................  36
                   -------------------------------

              6.26 Listing.................................................  36
                   -------
              6.27 Current Public Information..............................  37
                   --------------------------
              6.28 Section 203 of the DGCL.................................  37
                   -----------------------
              6.29 Fiscal Year.............................................  37
                   -----------
              6.30 Board...................................................  37
                   -----
              6.31 Filing of Information Statement.........................  37
                   -------------------------------
              6.32 Amendment to Certificate of Incorporation...............  37
                   -----------------------------------------

SECTION 7.               EVENTS OF DEFAULT.................................  37
              7.1  Events of Default.......................................  37
                   -----------------
              7.2  Payment Default.........................................  37
                   ---------------
              7.3  Other Debt..............................................  38
                   ----------
              7.4  Other Material Obligations..............................  38
                   --------------------------
              7.5  Non-Compliance with Provisions of This Agreement........  38
                   ------------------------------------------------
              7.6  Breach of Representations or Warranties.................  38
                   ---------------------------------------
              7.7  Involuntary Bankruptcy, Appointment of Receiver, etc....  38
                   ----------------------------------------------------
              7.8  Voluntary Bankruptcy, Appointment of Receiver, etc......  39
                   --------------------------------------------------
              7.9  Judgments...............................................  39
                   ---------
              7.10 Dissolution.............................................  39
                   -----------
              7.11 Solvency................................................  39
                   --------
              7.12 Injunction..............................................  39
                   ----------
              7.13 ERISA; Pension Plans....................................  39
                   --------------------
              7.14 Invalidity of Subordinated Loan Documents...............  40
                   -----------------------------------------
              7.15 Change in Control.......................................  40
                   -----------------
              7.16 Consequences of Default.................................  40
                   -----------------------

SECTION 8.               SUBORDINATION.....................................  41

SECTION 9.               THE GUARANTEES....................................  41
              9.1  The Guarantees..........................................  41
                   --------------
              9.2  Guaranteed Obligations Unconditional....................  41
                   ------------------------------------
              9.3  Reinstatement...........................................  42
                   -------------
              9.4  Subrogation.............................................  42
                   -----------
              9.5  Contribution............................................  42
                   ------------
              9.6  Remedies................................................  43
                   --------
              9.7  Continuing Guarantee....................................  44
                   --------------------
              9.8  Subordination of Guaranteed Obligations.................  44
                   ---------------------------------------

SECTION 10.              TRANSFERS OF NOTE; LEGENDS........................  44
              10.1 Assignments of Note.....................................  44
                   -------------------
              10.2 Investment Representations; Restrictive Legend..........  45
                   ----------------------------------------------
              10.3 Termination of Restrictions.............................  45
                   ---------------------------
              10.4 Note Legend relating to Subordination...................  45
                   -------------------------------------
              10.5 Note Legend relating to Original Issue Discount.........  46
                   -----------------------------------------------

SECTION 11.              MISCELLANEOUS.....................................  46


             11.1   Expenses...............................................   46
                    --------
             11.2   Indemnity..............................................   46
                    ---------
             11.3   Amendments and Waivers.................................   48
                    ----------------------
             11.4   Independence of Covenants..............................   48
                    -------------------------
             11.5   Notices................................................   48
                    -------
             11.6   Survival of Warranties and Certain Agreements..........   49
                    ---------------------------------------------
             11.7   Failure or Indulgence Not Waiver; Remedies Cumulative..   49
                    -----------------------------------------------------
             11.8   Severability...........................................   50
                    ------------
             11.9   Heading................................................   50
                    -------
             11.10  Applicable Law.........................................   50
                    --------------
             11.11  Successors and Assigns; Subsequent Holders.............   50
                    ------------------------------------------
             11.12  Consent to Jurisdiction and Service of Process.........   50
                    ----------------------------------------------
             11.13  Waiver of Jury Trial...................................   51
                    --------------------
             11.14  No Personal Obligations................................   51
                    -----------------------
             11.15  Counterparts; Effectiveness............................   51
                    ---------------------------
             11.16  Entirety...............................................   52
                    --------

                      SENIOR SUBORDINATED LOAN AGREEMENT


     This SENIOR SUBORDINATED LOAN AGREEMENT (this "Agreement") is made as of
                                                    ---------
January 27, 2000, by and among Synagro Technologies, Inc., a Delaware corporation (the "Company"), as borrower, the Guarantors (as defined hereafter)
                  -------
which appear on the signature pages hereto or otherwise execute a counterpart hereto, as guarantors, and GTCR Capital Partners, L.P., a Delaware limited partnership, as lender (the "Lender").
                             ------

                                   RECITALS

     WHEREAS, the Company has entered into a Purchase and Sale Agreement, dated as of October 20, 1999 (the "Acquisition Agreement"), with Paul A. Toretta,
                             ---------------------
individually, Eileen Toretta, as trustee of the Paul A. Toretta 1998 Grat, Frances A. Guerrera, individually, Frances A. Guerrera, as executrix of the estate of Richard J. Guerrera, and Frances A. Guerrera and Robert Dionne, as co-trustees of the Richard J. Guerrera Revocable Trust under agreement dated November 2, 1998, which collectively own, directly or indirectly, all of the outstanding capital stock, limited partnership interests and limited liability companies interests listed on Schedule 1 thereto (the "Acquisition");
                              ----------               -----------

     WHEREAS, the Company has entered into a Purchase Agreement (the "Preferred
                                                                      ---------
Stock Purchase Agreement"), dated as of the date hereof, with GTCR Fund VII,
------------------------
L.P., a Delaware limited partnership, for the purpose of financing a part of the Acquisition and to provide future financing to the Company;

     WHEREAS, the Company has entered into an Amended and Restated Credit Agreement (the "Credit Agreement"), dated as of the date hereof, by and among
                ----------------
the Company, various financial institutions (together with their respective successors and assigns, the "Senior Lenders") and Bank of America, N.A.,
                             --------------
individually and as administrative agent for the Senior Lenders (the "Agent"),
                                                                      -----
and related documents pursuant to which the Senior Lenders have extended term and revolving loans to the Company and its Subsidiaries on a senior secured basis;

     WHEREAS, the Lender intends to make available or arrange for Loans to the Company in the aggregate amount of up to $125,000,000 (including the amount of the Loan made on the Closing Date), and such Loans will be available to the Company from time to time on and after the Closing Date on the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, on the Closing Date the Lender shall make a Loan to the Company in the amount of $20,000,000;

     WHEREAS, the Guarantors are wholly-owned Subsidiaries of the Company and desire that the Lender enter into this Agreement for their and its benefit;

     WHEREAS, on the Closing Date in connection with the Initial Loan (as defined hereafter) and from time to time thereafter in connection with the borrowing of subsequent loans hereunder, the Company shall issue to the Lender warrants (the "Warrants") to purchase shares of the Company's Convertible
               --------
Preferred Stock (the "Warrant Shares"), pursuant to a Warrant Agreement,
                      --------------
dated as of the date hereof, by and between the Company and the Lender (the "Warrant Agreement"); and
 -----------------

     WHEREAS, the Lender, as holder of the Warrants, will enter into a Registration Agreement (the "Registration Agreement"), dated as of the date
                             ----------------------
hereof, by and among the Company , the Lender, GTCR Fund VII, L.P., and others.


                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:


 SECTION 1.                  DEFINITIONS

     1.1  Certain Defined Terms. Capitalized terms used in this Agreement shall
          ---------------------
have the meanings set forth in Exhibit A hereto.
                               ---------

     1.2  Accounting Terms. All accounting terms not specifically defined
          ----------------
herein shall be construed, all accounting determinations hereunder shall be made, and all financial statements required to be delivered pursuant hereto shall be prepared, in accordance with GAAP. No Accounting Changes shall affect the financial covenants, standards or terms contained in this Agreement; provided, that, the Company shall include a description in each Borrowers'
--------
Certificate and other financial reports required to be delivered hereunder which explains the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes).


 SECTION 2.                  MAKING AND BORROWING OF LOANS


     2.1  Making and Borrowing of Loans. Subject to the terms and conditions of
          -----------------------------
this Agreement and on the basis of the representations and warranties set forth herein, the Lender may make loans (each a "Loan," and collectively, the "Loans")
                                           ----                          -----
to the Company as set forth in Section 2.2, and the Company may borrow, prepay
                               -----------
and repay such Loans hereunder in accordance with the terms of this Agreement, at any time and from time to time on any Business Day prior to the termination of this Agreement. The obligation of the Company to repay any Loan made by the Lender and borrowed by the Company shall be evidenced by the Company's execution and delivery to the Lender of the Note described in Section 3.1 below.
                                                    -----------

     2.2  Making of Loans; Notice.
          -----------------------

          2.2.1. Minimum Amount. Each Loan borrowed by the Company hereunder
                 --------------
shall be in a minimum aggregate principal amount of $100,000 or an integral multiple thereof.

          2.2.2. Initial Loan. The initial Loan shall be made on the date hereof
                 ------------
in the amount of $20,000,000 (the "Initial Loan").
                                   ------------

          2.2.3. Future Loans; Approved Uses. Subject to the terms and
                 ---------------------------
conditions hereof, the Lender may make or arrange for up to $125,000,000 in Loans (including the Initial Loan) to the Company as subordinated debt financing necessary to finance a portion of the purchase price of the Acquisition on the Closing Date and to finance in part one or more future acquisitions and such other uses as Lender approves in writing (the "Future Acquisitions"), in each
                                               -------------------
case as approved by the Board and the Lender (in each case, an "Approved Use").
                                                                ------------
In order to implement the foregoing, the Lender may make Loans to the Company from time to time after the Closing, upon the written request of the Board (with at least ten Business Days' prior notice), solely for purposes of an Approved Use and subject to the fulfillment of all applicable conditions set forth in this Agreement. The Lender shall pay or deliver the proceeds of any Loan in immediately available funds to or upon the order of the Company at a commercial bank designated by the Company in a notice of borrowing delivered to the Lender.

     2.3  Use of Proceeds. The proceeds of any Loans made hereunder and of the
          ---------------
Warrants pursuant to the Warrant Agreement shall be used solely for the Approved Use approved by the Lender in connection therewith. No portion of the proceeds of any Loans made hereunder or the Warrants pursuant to the Warrant Agreement shall be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of any regulation, interpretation or ruling of the FRB, all as from time to time in effect, refunding of any indebtedness incurred for such purpose, or making any investment prohibited by foreign trade regulations. Without limiting the foregoing, the Company agrees that in no event shall any proceeds of any Loans made hereunder or from the sale of the Warrants pursuant to the Warrant Agreement be used in any manner which might cause the Loans, the Warrants or the application of such proceeds to violate any of Regulations U or X of the FRB or any other regulation of the FRB, or to violate the Exchange Act, in each case as in effect as of the Closing and as of such use of proceeds.

     2.4  The Closing. Subject to the satisfaction of the conditions thereto
          -----------
set forth in this Agreement, the closing of the Initial Loan made by the Lender and borrowed by the Company hereunder (the "Closing") shall take place at 10:00
                                            -------
a.m. Chicago time as of the date of this Agreement, at the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601, or at such other date, time and/or location(s) or by such other means, including transmission of signature pages by telecopy as may be agreed upon by the parties hereto (the "Closing Date").
 ------------

SECTION 3.                  TERMS OF THE LOANS

     3.1  The Note. The obligation of the Company to repay the aggregate unpaid
          --------
principal amount of the Initial Loan and subsequent Loans made hereunder shall be evidenced by a promissory note in the form attached hereto as Exhibit B (the
                                                                 ---------
"Note"), dated the date hereof, payable as specified in this Section 3, made to
 ----                                                        ---------
the order of the Lender in an aggregate principal amount of $125,000,000, and bearing interest and maturing as provided in this Agreement. The Lender shall, and is hereby authorized by the Company to, endorse on the schedules annexed to the Note an appropriate notation evidencing the date and amount of each Loan made by the Lender as well as the date and amount of each payment of principal and interest by the Company with respect thereto and which notations shall be presumed correct until the contrary is established; provided that the failure to
                                                    -------- ----
make or any
error in making any such notation shall not limit or expand or otherwise affect the obligations of the Company hereunder or under the Note.

     3.2  Interest on the Loans.
          ---------------------

          3.2.1. The Loans shall bear interest at a rate equal to 12 % per annum on the unpaid principal amount thereof from and including the Closing Date until the principal amount shall be paid in full, such interest to be payable in cash in the manner specified in Section 3.7. Notwithstanding the foregoing, upon the
                           -----------
occurrence of an Event of Default hereunder and for so long as an Event of Default is continuing, the interest rate, to the extent permitted by law, on the unpaid principal amount of the Loans shall increase to 14%.

          3.2.2. Interest shall be payable with respect to the Loans, in arrears, on the last day of each Interest Period, upon any prepayment of the Loans (to the extent of accrued interest on the principal amount of the Loans so prepaid) and at maturity of the Loans. The "Interest Period" means (i)
                                            ---------------
initially, the period commencing on the Closing Date (with respect to the Initial Loan) or on the date any subsequent Loan is made (with respect to subsequent Loans) and ending on the next succeeding Interest Payment Date and
(ii) thereafter, each quarterly period ending on March 31, June 30, September 30, or December 31, as applicable (each such date for an interest payment, an "Interest Payment Date" ); provided, that, no Interest Period shall extend
 ---------------------     --------  ----
beyond the Maturity Date.

          3.2.3. Interest on the Loans shall be computed on the basis of a 360-day year of twelve 30-day months. In computing such interest, the date or dates of the making of the Loans shall be included and the date of payment shall be excluded.

     3.3  Payment of Loans. The unpaid principal amount of the Loans plus all
          ----------------
accrued and unpaid interest thereon and all other amounts owed thereunder with respect thereto shall be paid in full in cash on the Maturity Date.

     3.4  Voluntary Prepayments. Subject to the terms and conditions of the
          ---------------------
Credit Documents, the Loans may be prepaid, at the Company's option, at any time and from time to time, in whole or in part, without premium, fee or penalty, (a) upon not less than five (5) Business Days and not more than thirty (30) Business Days prior written notice to the Lender (which notice shall be irrevocable) and
(b) in an aggregate minimum amount of $1,000,000 and integral multiples of $250,000 in excess of that amount.

     3.5  Mandatory Prepayments.
          ---------------------

          3.5.1. Asset Sales. Subject to the terms and conditions of the Credit
                 -----------
Documents (which do require application of proceeds), concurrently with the receipt by the Company or any Subsidiary of any Applicable Asset Sale Proceeds, the Company shall make a prepayment of the Loans in an amount equal to 100% of such Applicable Asset Sale Proceeds (rounded down, if necessary, to an integral multiple of $100,000); provided that no such prepayment shall be required unless
                       --------
the aggregate amount of Applicable Asset Sale Proceeds so received together with all Applicable Asset Sale Proceeds previously received and not previously applied to prepay the Loans pursuant to this clause 3.5.1 exceeds $100,000.
                                             ------------

          3.5.2. Debt Issuances. Subject to terms and conditions of the Credit
                 --------------
Documents, concurrently with the receipt by the Company or any Subsidiary of any Net Cash Proceeds from the issuance of any Debt (other than Debt permitted by
Section 6.9(a) or (c) and the Loans hereunder), the Company shall make a
---------------------
prepayment of the Loans in an amount equal to 100% of such Net Cash Proceeds.

          3.5.3. Equity Issuances. Subject to the terms and conditions of the
                 ----------------
Credit Documents, concurrently with the receipt by the Company of any Net Cash Proceeds (other than pursuant to sales of Series D Preferred Stock pursuant to the Preferred Stock Purchase Agreement) from the issuance of any equity securities of the Company, the Company shall make a prepayment of the Loans in an amount equal to 100% of such Net Cash Proceeds; provided that no such prepayment shall be required with respect to the granting of stock options to officers, directors and employees of the Company and its Subsidiaries or the exercise thereof for an aggregate of $2,000,000.

          3.5.4. Notice. The Company shall notify the Lender of any event which
                 ------
could reasonably be expected to give rise to any prepayment to be made pursuant to Sections 3.5.1 through 3.5.3 as soon as practicable prior to such prepayment
   --------------         -----
date.

          3.5.5. Calculation of Net Proceeds Amounts. Concurrently with any
                 -----------------------------------
prepayment of the Loans pursuant to Sections 3.5.1 through 3.5.3, the Company
                                    --------------         -----
shall deliver to the Lender a Borrowers' Certificate demonstrating the calculation of the amount of the proceeds that gave rise to such prepayment.

     3.6  Application of Prepayments. All prepayments (whether voluntary or
          --------------------------
mandatory) shall include, notwithstanding Section 3.2.2 above, the payment in
                                          -------------
cash of accrued and unpaid interest on the principal amount of the Loans so prepaid and shall be applied first to payment of principal before application to accrued interest thereon.

     3.7  Manner and Time of Payment.
          --------------------------

          3.7.1. All payments by the Company under the Note of principal and interest and fees hereunder shall be made without defense, set-off or counterclaim, in same day funds and delivered to each holder of the Note not later than 12:00 noon (Chicago time) on the date such payment is due by wire transfer of immediately available funds to the following account or such other place as the Lender may from time to time designate:

               ABA No. 07100505
               Account Number: 5800151556
               Account Name: GTCR Capital Partners, L.P.
               LaSalle National Bank
               135 S. LaSalle
               Chicago, IL 60603
               Reference: Synagro Technologies, Inc.

provided, that, funds received by any such holder after 12:00 noon (Chicago
--------
time) shall be deemed to have been paid by the Company on the next succeeding Business Day.

          3.7.2. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such additional period shall be included in the computation of the payment of interest hereunder or under the Note.

SECTION 4.                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     In order to induce the Lender to enter into this Agreement and to make Loans to the Company hereunder, the Company and each of the Guarantors represent, warrant and agree for the benefit of the Lender that:

     4.1  Organization, Corporate Power and Licenses. The Company is a
          ------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify (except in those instances in which the failure to be so qualified or to be validly existing and in good standing has not and would not reasonably be expected to have a Material Adverse Effect). The Company possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transac tions contemplated by this Agreement. The copies of the Company's and each Subsidiary's charter documents and bylaws which have been furnished to the Lender's special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

     4.2  Capital Stock and Related Matters.
          ---------------------------------

          4.2.1 As of the Closing and immediately thereafter, the authorized capital stock of the Company shall consist of:

          (a) 10,000,000 shares of preferred stock, (i) of which 500,000 shares shall be designated as Series A Preferred, none of which shall be issued and outstanding, (ii) of which 1,458,335 shares shall be designated as Series B Preferred, none of which shall be issued and outstanding, (iii) of which 30,000 shares shall be designated as Series C Convertible Preferred Stock, of which 17,358.824 shares shall be issued and outstanding, (iv) of which 32,000 shares shall be designated as Series D Convertible Preferred Stock, of which (a) 5,498.319 shares shall be issued and outstanding and
     (b) 17,358.824 shares shall be reserved for future issuance upon conversion of the Series C Convertible Preferred Stock, (v) of which 15,000 shares shall be reserved for future issuance under the Warrant Agreement and (vi) of which 105,000 shares shall be reserved for future issuance pursuant to the Preferred Stock Purchase Agreement; and

          (b) 100,000,000 shares of Common Stock, of which 17,710,189 shares shall be issued and outstanding, 9,142,858 shares shall be reserved for issuance upon conversion of the Company's Series D Convertible Preferred Stock and 4,689,599 shares shall be reserved for issuance upon exercise of outstanding options and warrants to purchase Common Stock as set forth on the attached "Capitalization Schedule."
                   -----------------------

          (c) As of the Closing, neither the Company nor any Subsidiary shall have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, except for the Convertible Preferred Stock, the Warrants and except as set forth on the attached "Capitalization Schedule."
                                                       -----------------------
     The Capitalization Schedule accurately sets forth the following information with respect to all outstanding options and rights to acquire the Company's capital stock: the holder, the type of security, the number of shares covered, the exercise price and the expiration date. As of the Closing, neither the Company nor any Subsidiary shall be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as set forth on the Capitalization Schedule and except pursuant to the Certificates of Designation. As of the Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

          4.2.2 There are no statutory or, to the best of the Company's knowledge, contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Warrant Shares, the Warrants, or the Purchased Preferred or the issuance of the Common Stock issuable upon conversion of the Warrant Shares or the Purchase Preferred or upon exercise of the Warrants. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Warrants and the Purchased Preferred do not require registration under the Securities Act or any applicable state securities laws. To the best of the Company's knowledge, there are no agreements between the Company's stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs, except as set forth on the Capitalization Schedule.
                                    -----------------------

     4.3  Subsidiaries; Investments. The attached "Subsidiary Schedule"
          -------------------------                -------------------
correctly sets forth the name of each Subsidiary, the jurisdiction of its incorporation and the Persons owning the out standing capital stock of such Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own its properties and to carry on its businesses as now being conducted and as presently proposed to be conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of business requires it to qualify (except in those instances in which the failure to be so qualified or to be validly existing and in good standing has not and would not reasonably be expected to have a Material Adverse Effect). All of the outstanding shares of capital stock of each Subsidiary are validly issued, full paid and nonassessable, and all such shares are owned by the Company or another Subsidiary free and clear of any Lien, except for Liens under the Credit Documents, and not subject to any option or right to purchase any such shares. Except as set forth on the Subsidiary Schedule, neither the Company nor any Subsidiary owns or holds the right to acquire any shares of stock or any other security or interest in any other Person.

     4.4  Authorization; No Breach. The execution, delivery and performance of
          ------------------------
this Agreement, the Warrants, the Warrant Agreement, the Preferred Stock Purchase Agreement, the Registration Agreement, the Professional Services Agreement, the Monitoring Agreement, the Acquisition Agreement, the Intercreditor Agreement and all other agreements contemplated hereby to which the Company is a party, the filing of the Certificates of Designation, the amendment of the Company's Certificate of Incorporation by the Certificate Amendment and the amendment of the Company's bylaws have been duly authorized by the Company. This Agreement, the Warrants, the Warrant Agreement, the Preferred Stock Purchase Agreement, the Registration Agreement, the Professional Services Agreement, the Monitoring Agreement, the Acquisition Agreement, the Intercreditor Agreement, the Certificates of Designation, the Company's Certificate of Incorporation (as amended by the Certificate Amendment) and all other agreements contemplated hereby to which the Company is a party each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms (except as limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights). Except as set forth on the attached "Restrictions Schedule," the execution and delivery by the Company
          ---------------------
of this Agreement, the Registration Agreement, the Intercreditor Agreement, the Acquisition Agreement and all other agreements contemplated hereby to which the Company is a party, the offering, sale and issuance of the Purchased Preferred, the issuance of the Common Stock upon conversion of the Convertible Preferred Stock, the issuance of Warrants pursuant to the Warrant Agreement, the issuance of the Warrant Shares upon exercise of Warrants, the filing of the Certificates of Designation, the filing of the Certificate Amendment and the amendment of the Company's bylaws and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the Certificates of Designation or the charter or bylaws of the Company or any Subsidiary, or any law, statute, rule or regulation to which the Company or any Subsidiary is subject, or any agreement, instrument, order, judgment or decree to which the Company or any Subsidiary is subject. Except as set forth on the Restrictions Schedule, none of the Subsidiaries are subject to any restrictions upon making loans or advances or paying dividends to, transferring property to, or repaying any Debt owed to, the Company or another Subsidiary.

     4.5  Financial Statements. Attached hereto as the "Financial Statements
          --------------------                          --------------------
Schedule" are the following financial statements:
--------

          4.5.1 the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1997 and 1998, and the related statements of income and cash flows (or the equivalent) for the respective twelve-month periods ended December 31, 1996, 1997 and 1998; and

          4.5 the unaudited consolidated balance sheet of the Company and its Subsidiaries as of November 30, 1999 (the "Latest Balance Sheet"), and the
                                           --------------------
related statements of income and cash flows (or the equivalent) for the eleven-month period then ended.

Each of the foregoing financial statements (including in all cases the notes thereto, if any) is accurate and complete in all material respects, is consistent with the books and records of the Company (which, in turn, are accurate and complete in all material respects) and has been prepared in accordance with GAAP, consistently applied, subject in the case of the unaudited financial statements to the absence of footnote disclosure and changes resulting from normal year-end adjustments for recurring accruals (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole).

The pro forma consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1999, which gives effect to the Transactions and the Acquisition, is also attached hereto in the Financial Statement Schedule and is
                                            ----------------------------
complete and correct in all material respects and presents fairly in all material respects the consolidated financial condition of the Company and its Subsidiaries as of such date as if the transactions contemplated by this Agreement had occurred immediately prior to such date, and such balance sheet contains all pro forma adjustments necessary in order to fairly reflect such assumption.

     4.6  Absence of Undisclosed Liabilities. Except as set forth on the
          ----------------------------------
attached "Liabilities Schedule," the Company and its Subsidiaries do not have
          --------------------
any material obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company or any Subsidiary, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing other than: (i) liabilities set forth on the Latest Balance Sheet (including any notes thereto), (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business consistent with past practice (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit), (iii) other liabilities and obligations expressly disclosed in the other Schedules to this Agreement and (iv) obligations under contracts not required to be disclosed on the Contracts Schedule.

     4.7  No Material Adverse Change. Except as set forth on the attached
          --------------------------
"Adverse Change Schedule" or, without duplication, as a result of the Special
 -----------------------
Charges, since November 30, 1999, there has been no material adverse change in the financial condition, operating results, assets, operations, business prospects, employee relations or customer or supplier relations of the Company and its Subsidiaries taken as a whole.

     4.8  Absence of Certain Developments.
          -------------------------------

          4.8.1 Except as expressly contemplated by this Agreement or as set forth on the attached "Developments Schedule," since the date of the Latest
                       ---------------------
Balance Sheet, neither the Company nor any Subsidiary has

          (a) issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities;

          (b) borrowed any amount or incurred or become subject to any liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

          (c) discharged or satisfied any Lien or paid any obligation or liability, other than current liabilities paid in the ordinary course of business;

          (d) declared or made any payment or distribution of cash or other property to its stockholders with respect to its capital stock or other equity securities or purchased or redeemed any shares of its capital stock or other equity securities (including, without limitation, any warrants, options or other rights to acquire its capital stock or other equity securities);

          (e) mortgaged or pledged any of its properties or assets or subjected them to any Lien, except for Permitted Encumbrances;

          (f) sold, assigned or transferred any of its tangible assets, except in the ordinary course of business, or canceled any debts or claims;

          (g) sold, assigned or transferred any patents or patent applications, trademarks, service marks, trade names, corporate names, copyrights or copyright registrations, trade secrets or other intangible assets, or disclosed any proprietary confidential information to any Person;

          (h) suffered any extraordinary losses or waived any rights of value, whether or not in the ordinary course of business or consistent with past practice;

          (i) made capital expenditures or commitments therefor that aggregate in excess of $250,000;

          (j) made any loans or advances to, guarantees for the benefit of, or any Investments in, any Persons in excess of $50,000 in the aggregate;

          (k) made any charitable contributions or pledges in excess of $10,000 in the aggregate;

          (l) suffered any damage, destruction or casualty loss exceeding in the aggregate $100,000, whether or not covered by insurance;

          (m) made any Investment in or taken steps to incorporate any Subsidiary except for the incorporation of Wholly-Owned Subsidiaries in connection with Future Acquisitions approved by the Board and the Lenders; or

          (n) entered into any other transaction other than in the ordinary course of business or entered into any other material transaction, whether or not in the ordinary course of business consistent with past practice.

          4.8.2. No officer, director, employee or agent of the Company or any of its Subsidiaries has been or is authorized to make or receive, and the Company does not know of any such person making or receiving, any bribe, kickback or other illegal payment.

     4.9  Assets. Except as set forth on the attached "Assets Schedule," the
          ------                                       ---------------
Company and each Subsidiary have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet and except for Liens disclosed on the Latest Balance Sheet (including any notes thereto) and Permitted Encumbrances. Except as described on the Assets Schedule, the Company's and each Subsidiary's buildings, equipment and other tangible assets are in good operating condition in all material respects and are fit for use in the ordinary course of business. The Company and each Subsidiary own, or have a valid leasehold interest in, all assets necessary for the conduct of their respective businesses as presently conducted and as presently proposed to be conducted.

     4.1  Real Property.
          -------------

          4.10.1. Owned Properties.  The "Owned Real Property Schedule" attached
                  ----------------        ----------------------------
hereto sets forth a list of all owned real property (the "Owned Real Property")
                                                          -------------------
used by the Company or any of it Subsidiaries in the operation of the Company's or any of it Subsidiaries' business. With respect to each such parcel of Owned Real Property and except for Liens in favor of the Senior Lenders: (i) such parcel is free and clear of all covenants, conditions, restrictions, easements, liens or other encumbrances, except Permitted Encumbrances; (ii) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any person the right of use or occupance of any portion of such parcel; and (iii) there are no outstanding actions or rights of first refusal to purchase such parcel, or any portion thereof or interest therein.

          4.10.2. Leased Properties.  The "Leased Property Schedule" attached
                  -----------------        ------------------------
hereto sets forth a list of all of the leases and subleases ("Leases") and each
                                                              ------
leased and subleased parcel of real property in which the Company or any of it Subsidiaries have a leasehold and subleasehold interest (the "Leased Real
                                                              -----------
Property").  The Company has delivered to the Lender true, correct, complete and
--------
accurate copies of each of the Leases described in the Leased Property Schedule. With respect to each Lease listed on the Leased Property Schedule: (i) the Lease is legal, valid, binding, enforceable and in full force and effect; (ii) the Lease will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing; (iii) neither the Company nor any of its Subsidiaries nor, to the best of the Company's knowledge, any other party to the Lease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under the Lease; (iv) to the best of the Company's knowledge, no party to the Lease has repudiated any provision thereof; (v) to the best of the Company's knowledge, there are no disputes, oral agreements, or forbearance programs in effect as to the Lease; (vi) the Lease has not been modified in any respect, except to the extent that such modifications are disclosed by the documents delivered to the Lender; and (vii) neither the Company nor any of it Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Lease.

          4.10.3. Real Property Disclosure. Except as disclosed in the Owned
                  ------------------------
Real Property Schedule and the Leased Property Schedule, there is no Real Property leased or owned by the Company or any of it Subsidiaries used in the Company's or any of it Subsidiaries' business.

     4.11 Tax Matters.
          -----------

          4.11.1. Except as set forth on the attached "Taxes Schedule": the
                                                       --------------
Company, each Subsidiary and each Affiliated Group have filed all Tax Returns which they are required to file under applicable laws and regulations; all such Tax Returns are complete and correct in all material respects and have been prepared in compliance with all applicable laws and regulations in all material respects; the Company, each Subsidiary and each Affiliated Group in all material respects have paid all Taxes due and owing by them (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authority all Taxes which they are required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party; neither the Company, any Subsidiary nor any Affiliated Group has waived any statute of limitations with respect to any Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency; the accrual for Taxes on the Latest Balance Sheet would be adequate to pay all Tax liabilities of the Company and its Subsidiaries if their current tax year were treated as ending on the date of the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); since the date of the Latest Balance Sheet, the Company and its Subsidiaries have not incurred any liability for Taxes other than in the ordinary course of business; the assessment of any additional Taxes for periods for which Tax Returns have been filed by the Company, each Subsidiary and each Affiliated Group shall not exceed the recorded liability therefor on the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); the federal income Tax Returns of the Company and its Subsidiaries have been audited and closed for all tax years through 1998; to the best of the Company's knowledge, no foreign, federal, state or local tax audits or administrative or judicial proceedings are pending or being conducted with respect to the Company, any Subsidiary or any Affiliated Group; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority; no written notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority; and there are no material unresolved questions or claims concerning the Company's, any Subsidiary's or any Affiliated Group Tax liability.

          4.11.2 Neither the Company nor any of its Subsidiaries has made an election under (S)341(f) of the Internal Revenue Code of 1986, as amended. Neither the Company nor any Subsidiary is liable for the Taxes of another Person that is not a Subsidiary in a material amount under (a) Treas. Reg. (S) 1.1502-6 (or comparable provisions of state, local or foreign law), (b) as a transferee or successor, (c) by contract or indemnity or (d) otherwise. Neither the Company nor any Subsidiary is a party to any tax sharing agreement. The Company, each Subsidiary and each Affiliated Group have disclosed on their federal income Tax Returns any position taken for which substantial authority (within the meaning of IRC (S)6662(d)(2)(B)(i)) did not exist at the time the return was filed. Neither the Company nor any Subsidiary has made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under IRC (S)280G.

     4.12 Contracts and Commitments.
          -------------------------

          4.12.1. Except as expressly contemplated by this Agreement or as set forth on the attached "Contracts Schedule" or the attached "Employee Benefits
                       ------------------                   -----------------
Schedule," neither the Company nor any Subsidiary is a party to or bound by any
--------
written or oral:

          (a) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements;

          (b) contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $75,000 or contract relating to loans to officers, directors or Affiliates;

          (c) contract under which the Company or Subsidiary has advanced or loaned any other Person amounts in the aggregate exceeding $100,000;

          (d) agreement or indenture relating to borrowed money or other Debt or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of the Company and its Subsidiaries;

          (e) guarantee of any obligation in excess of $100,000 (other than by the Company of a Wholly-Owned Subsidiary's debts or a guarantee by a Subsidiary of the Company's debts or another Subsidiary's debts);

          (f) lease or agreement under which the Company or any Subsidiary is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $100,000;

          (g) lease or agreement under which the Company or any Subsidiary is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company or any Subsidiary;

          (h) assignment, license, indemnification or agreement with respect to any intangible property (including, without limitation, any Intellectual Property);

          (i) warranty agreement with respect to its services rendered or its products sold or leased;

          (j) agreement under which it has granted any Person any registration rights (including, without limitation, demand and piggyback registration rights);

          (k) sales, distribution or franchise agreement;

          (l) contract, agreement or other arrangement with any officer, director, stockholder, employee or Affiliate, or any Affiliate of any officer, director, stockholder or employee;

          (m) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world;

          (n) contract or group of related contracts with the same party or group of affiliated parties the performance of which involves consideration in excess of $200,000; or agreement with a term of more than six months which is not terminable by the Company or any Subsidiary upon less than 30 days notice without penalty.

          4.12.2. All of the contracts, agreements and instruments set forth on the Contracts Schedule are valid, binding and enforceable in accordance with their respective terms in all material respects. The Company and each Subsidiary have performed all material obligations required to be performed by them and are not in default under or in breach of nor in receipt of any claim of default or breach under any material contract, agreement or instrument to which the Company or any Subsidiary is subject; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Company or any Subsidiary under any material contract, agreement or instrument to which the Company or any Subsidiary is subject; neither the Company nor any Subsidiary has any present expectation or intention of not fully performing all such obligations; and neither the Company nor any Subsidiary has knowledge of any breach or anticipated breach by the other parties to any material contract, agreement, instrument or commitment to which it is a party.

          4.12.3. The Lender's special counsel has been supplied with a true and correct copy of each of the written instruments, plans, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements which are referred to on the Contracts Schedule, together with all amendments, waivers or other changes thereto.

     4.13 Intellectual Property Rights.
          ----------------------------

          4.13.1  The attached "Intellectual Property Schedule" contains a
                                ------------------------------
complete and accurate list of all (a) patented or registered Intellectual Property Rights owned or used by the Company or any Subsidiary, (b) pending patent applications and applications for registrations of other Intellectual Property Rights filed by the Company or any Subsidiary, (c) unregistered trade names and corporate names owned or used by the Company or any Subsidiary and (d) unregistered trademarks, service marks, copyrights, mask works and computer software owned or used by the Company or any Subsidiary, in each case which are material to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole. The Intellectual Property Schedule also contains a complete and accurate list of all licenses and other rights granted by the Company or any Subsidiary to any third party with respect to any Intellectual Property Rights and all licenses and other rights granted by any third party to the Company or any Subsidiary with respect to any Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights. Except as set forth on the Intellectual Property Schedule, the Company or one of its Subsidiaries owns all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights necessary for the operation of the businesses of the Company and its Subsidiaries as presently conducted and as presently proposed to be conducted, free and clear of all Liens. The loss or expiration of any Intellectual Property Right or related group of Intellectual Property Rights owned or used by the Company or any Subsidiary has not had and would not reasonably be expected to have a Material Adverse Effect, and no such loss or expiration is, to the best of the Company's knowledge, threatened, pending or reasonably foreseeable. The Company and its Subsidiaries have taken all reasonably necessary and desirable actions to maintain and protect the Intellectual Property Rights which they own. To the best of the Company's knowledge, the owners of any Intellectual Property Rights licensed to the Company or any Subsidiary have taken all reasonably necessary and desirable actions to maintain and protect the Intellectual Property Rights which are subject to such licenses.

          4.13.2. (a) The Company and its Subsidiaries own all right, title and interest in and to all of the Intellectual Property Rights listed on such schedule, free and clear of all Liens, (b) there have been no claims made against the Company or any Subsidiary asserting the invalidity, misuse or unenforceability of any of such Intellectual Property Rights, and, to the best of the Company's knowledge, there are no grounds for the same, (c) neither the Company nor any Subsidiary has received any notices of, and is not aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including, without limitation, any demand or request that the Company or any Subsidiary license any rights from a third party), (d) the conduct of the Company's and each Subsidiary's business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons, nor would any future conduct as presently contemplated infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons and (e) to the best of the Company's knowledge, the Intellectual Property Rights owned by or licensed to the Company or any Subsidiary have not been infringed, misappropriated or conflicted by other Persons. The transactions contemplated by this Agreement shall have no material adverse effect on the Company's or any Subsidiary's right, title and interest in and to the Intellectual Property Rights listed on the Intellectual Property Schedule.

     4.14 Litigation, etc.  Except as set forth on the attached "Litigation
          ---------------                                        ----------
Schedule," there are no actions, suits, proceedings, orders, investigations or
--------
claims pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any Subsidiary (or to the best of the Company's knowledge, pending or threatened against or affecting any of the officers, directors or employees of the Company and its Subsidiaries with respect to their businesses or proposed business activities), or pending or threatened by the Company or any Subsidiary against any third party, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement); neither the Company nor any Subsidiary is subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the Company's knowledge, any governmental investigations or inquiries (including, without limitation, inquiries as to the qualification to hold or receive any license or permit); and, to the best of the Company's knowledge, there is no basis for any of the foregoing. Neither the Company nor any Subsidiary is subject to any judgment, order or decree of any court or other governmental agency, and neither the Company nor any Subsidiary has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business.

     4.15 Brokerage.  Other than the fees payable by the Company to Sanders
          ---------
Morris Mundy Inc. as described in the Financial Advisory Agreement dated November 16, 1999, as amended by the Amendment dated January 24, 2000, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company or any Subsidiary. The Company shall pay, and hold the Lender harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

     4.16 Governmental Consent, etc.  No permit, consent, approval or
          -------------------------
authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby, except as set forth on the attached "Consents Schedule" and except as
                                              -----------------
expressly contemplated herein or in the exhibits hereto.

     4.17 Insurance.  The attached "Insurance Schedule" contains a description
          ---------                 ------------------
of each insurance policy maintained by the Company and its Subsidiaries with respect to its properties, assets and businesses, and each such policy is in full force and effect as of the Closing. Neither the Company nor any Subsidiary is in default with respect to its obligations under any insurance policy maintained by it, and neither the Company nor any Subsidiary has been denied insurance coverage. Except as set forth on the Insurance Schedule, the Company and its Subsidiaries do not have any self-insurance or co-insurance programs, and the reserves set forth on the Latest Balance Sheet are adequate to cover all anticipated liabilities with respect to any such self-insurance or co-insurance programs.

     4.18 Employees.  The Company is not aware that any of the persons set forth
          ---------
in the "Schedule of Key Employees" hereto has any plans to terminate employment
        -------------------------
with the Company or any Subsidiary. The Company and each Subsidiary have complied in all material respects with all laws relating to the employment of labor (including, without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes), and the Company is not aware that it or any Subsidiary has any material labor relations problems (including, without limitation, any union organization activities, threatened or actual strikes or work stoppages or material grievances). Neither the Company, its Subsidiaries nor, to the best of the Company's knowledge, any of their employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of the Company and its Subsidiaries, except for agreements between the Company and its present and former employees.

     4.19 Employee Benefit Plans.
          ----------------------

          4.19.1. The attached Employee Benefits Schedule sets forth an accurate
                               --------------------------
and complete list of each employee benefit plan (as such term is defined in
Section 3(3) of ERISA), and any other bonus, deferred compensation, incentive compensation, stock, severance or other plan or arrangement, other than a non-material fringe benefit plan (each of the foregoing, a "Benefit Plan"),
                                                        ------------
currently maintained or contributed to by the Company and its Subsidiaries or with respect to which the Company and its Subsidiaries have or may have any material liability.

          4.19.2. None of the Benefit Plans is subject to Title IV of ERISA or the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA. No underfunded defined benefit plan has been, during the five years preceding the Closing Date, transferred out of the Company's Controlled Group.

          4.19.3. None of the Benefits Plans is a multiemployer plan (as defined in Section 3(37) of ERISA).

          4.19.4. None of the Benefit Plans provides for medical or life insurance benefits to current or future retired or former employees of the Company or any Subsidiary beyond their retirement or other termination of service (other than as required under Section 4980B of the Code or applicable state law).

          4.19.5. None of the Benefit Plans obligates the Company or any Subsidiary to pay any severance or similar benefit solely as a result of a change in control or ownership within the meaning of Section 280G of the Code.

          4.19.6. All required contributions to date by the Company or any Subsidiary under the terms of any Benefit Plan or applicable law have been made within the time prescribed by any such plan or applicable law or properly accrued on the appropriate balance sheet. All contributions, premiums and expenses payable to or in respect of any Benefit Plan or the operation or administration thereof relating to any period on or prior to the date hereof have been paid or properly accrued on the appropriate balance sheet. No material liability has been assessed or is expected to be incurred by the Company or any Subsidiary or any trade or business, whether or not incorporated, which is or would have been at any date of determination occurring within the preceding six years treated as a single employer under Section 414 of the Code together with the Company or the Subsidiaries (each such person, a "Related
                                                                    -------
Person") (either directly or indirectly, including as a result of an
------
indemnification obligation or any joint and several liability obligations) under or pursuant to Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code relating to employee benefit plans, and no event, transaction or condition has occurred or exists that could result in any material liability to the Buyer, the Company, any Subsidiary or any Related Person or any employee benefit plan of the Company, any Subsidiary or any Related Person. No actions, suits, investigations or claims with respect to any Benefit Plan (other than routine claims for benefits) are pending or, to the knowledge of the Company, threatened which could reasonably be expected to result in liability to the Company or any Subsidiary.

          4.19.7. Each of the Benefit Plans has been administered in accordance with its terms in all material respects and is in compliance in all material respects with applicable laws and regulations including, without limitation, ERISA and the Code.

          4.19.8. Each of the Benefit Plans which is intended to be a qualified plan within the meaning of Section 401(a) of the Code and the trust forming a part thereof has received a favorable determination letter from the IRS to be so qualified and to the extent that each such trust is exempt from taxation under section 501(a) of the Code, and, to the knowledge of the Company, nothing has occurred since the date of such determination that could adversely affect such qualification or tax-exempt status.

          4.19.9. With respect to each Benefit Plan, the Company previously has furnished to the Lender a true and correct copy of, where applicable, (a) the most recent annual report (Form 5500) filed with the IRS, (b) the plan document if written, or a description of such plan if not written, (c) each trust agreement, group annuity contract or other funding arrangement, if any, relating to such Benefit Plan, (d) the most recent actuarial report or valuation relating to such Benefit Plan (in the event such Benefit Plan is subject to Title IV of ERISA, is a non-U.S. pension plan, or provides any post-employment health, medical or life insurance benefits), (e) the most recent summary plan description and (f) the most recent determination letter issued by the IRS.

     4.20 Compliance with Laws.  Neither the Company nor any Subsidiary has
          --------------------
violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a Material Adverse Effect and neither the Company nor any Subsidiary has received notice of any such violation.


     4.21 Environmental and Safety Matters.
          --------------------------------

          4.21.1. Except as set forth on the attached "Environmental Schedule":
                                                       ----------------------

          (a) The Company and its Subsidiaries have complied with and are currently in compliance with all Environmental and Safety Requirements, and neither the Company nor its Subsidiaries have received any oral or written notice, report or information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or any corrective, investigatory or remedial obligations arising under Environmental and Safety Requirements which relate to the Company or its Subsidiaries or any of their properties or facilities that has not been complied with.

          (b) Without limiting the generality of the foregoing, the Company and its Subsidiaries have obtained and complied with, and are currently in compliance with, all material permits, licenses and other authorizations that may be required pursuant to any Environmental and Safety Requirements for the occupancy of their properties or facilities or the operation of their businesses. A list of all such permits, licenses and other authorizations is set forth on the attached Environmental Schedule.

          (c) Neither this Agreement nor the consummation of the transactions con templated by this Agreement shall impose any obligations on the Company and its Subsidiaries or otherwise for site investigation or cleanup, or notification to or consent of any government agencies or third parties under any Environmental and Safety Requirements (including, without limitation, any so called "transaction-triggered" or "responsible property transfer" laws and regulations).

          (d) To the best of the Company's knowledge, none of the following exists at any property or facility owned, occupied or operated by the Company or any of its Subsidiaries if the existence of same would violate Environmental Laws:

                    (i)    underground storage tanks or surface impoundments;

                    (ii) asbestos-containing materials in any form or condition; or

                    (iii) materials or equipment containing polychlorinated biphenyls.

          (e) Neither the Company nor any of its Subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or Released any substance (including, without limitation, any hazardous substance) or owned, occupied or operated any facility or property, so as to give rise to liabilities of the Company or its Subsidiaries pursuant to Environmental and Safety Requirements (including, without limitation, any liability for response costs, natural resource damages or attorneys fees pursuant to CERCLA).

          (f) Neither the Company nor any of its Subsidiaries has, either expressly or by operation of law, assumed or undertaken any liability or corrective, investigatory or remedial obligation of any other Person relating to any Environmental and Safety Requirements.

          (g) No Environmental Lien has attached to any property owned, leased or operated by the Company or any of its Subsidiaries.

     4.22 Affiliated Transactions.  Except as set forth on the attached
          -----------------------
"Affiliated Transactions Schedule," no officer, director , employee, or
 --------------------------------
Affiliate of the Company or any Subsidiary or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or any Subsidiary or has any material interest in any material property used by the Company or any Subsidiary.

     4.23 Real Property Holding Corporation Status.  Since its date of
          ----------------------------------------
incorporation, the Company has not been, and as of the date of the Closing shall not be, a "United States real property holding corporation", as defined in
Section 897(c)(2) of the Code, and in Section 1.897-2(b) of the Treasury Regulations issued thereunder. The Company has no current plans or intentions which would cause the Company to become a "United States real property holding company," and the Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of the Treasury Regulations.

     4.24 Customers and Suppliers.
          -----------------------

          4.24.1  The attached "Customer Schedule" lists the 10 largest
                                -----------------
customers of the Company (on a consolidated basis) for each of the two most recent Fiscal Years and sets forth opposite the name of each such customer the percentage of consolidated net sales attributable to such customer. The Customer Schedule also lists any additional current customers which the Company anticipates shall be among the 10 largest customers for the current Fiscal Year.

          4.24.2 Since the date of the Latest Balance Sheet, no material supplier of the Company or any Subsidiary has indicated that it shall stop, or materially decrease the rate of, supplying materials, products or services to the Company or any Subsidiary, and no customer listed on the Customer Schedule has indicated that it shall stop, or materially decrease the rate of, buying materials, products or services from the Company or any Subsidiary.

     4.25 Reports with the Securities and Exchange Commission.  The Company has
          ---------------------------------------------------
furnished the Lender with complete and accurate copies of its annual report on Form 10-K for its three most recent Fiscal Years, all other reports or documents required to be filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of the most recent annual report on Form 10-K and its most recent annual report to its stockholders. Such reports and filings do not contain any material false statements or any misstatement of any material fact and do not omit to state any fact necessary to make the statements set forth therein not misleading. The Company has made all filings with the Securities and Exchange Commission which it is required to make, and the Company has not received any request from the Securities and Exchange Commission to file any amendment or supplement to any of the reports described in this paragraph.

     4.26 Investment Company.  The Company is not an "investment company" as
          ------------------
defined under the Investment Company Act of 1940.

     4.27 Section 203 of the DGCL; Takeover Statute. The Board has taken all
          -----------------------------------------
actions necessary or advisable so that the restrictions contained in Section 203 of the Delaware General Corporate Law (the "DGCL") applicable to a "business
                                            ----
combination" (as defined in such Section) will not apply to the execution, delivery or performance of this Agreement or any of the other Documents or the consummation of the transactions contemplated hereby or thereby, including the issuance of the Convertible Preferred Stock, the Warrants and all future issuances of Convertible Preferred Stock. The execution, delivery and performance of this Agreement or any of the other Documents and the consummation of the transactions contemplated hereby or thereby will not cause to be applicable to the Company any "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws.

     4.28 Public Utility Holding Company Act.  Neither the Company nor any
          ----------------------------------
Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

     4.29 Regulation U.  The Company is not engaged principally, or as one of
          ------------
its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

     4.30 Solvency, etc.  On the Closing Date and the date of each subsequent
          --------------
Loan hereunder (or, in the case of any Person which becomes a Guarantor after the Closing Date, on the date such Person becomes a Guarantor), and immediately prior to and after giving effect to each borrowing hereunder and under the Credit Agreement and the use of the proceeds thereof (and after giving effect to any right of contribution and subrogation), (a) each of the Company's and each Guarantor's assets will exceed its liabilities and (b) each of the Company and each Guarantor will be solvent, will be able to pay its debts as they mature, will own property with fair saleable value greater than the amount required to pay its debts and will have capital sufficient to carry on its business as then constituted.

     4.31 Stockholder Consent. The Stockholders Consent was executed by the
          -------------------
stockholders of the Company set forth on the attached "Shareholders Consent
                                                       --------------------
Schedule", each of whom owns the number of shares of Common Stock indicated next
--------
to such person's name on the Shareholders Consent Schedule (the "Consenting
                                                                 ----------
Stockholders"). The Consenting Stockholders collectively own a majority of the
------------
outstanding Common Stock. The disclosure provided to the Consenting Stockholders in connection with the solicitation of the Stockholders Consent did not contain a material misstatement of fact or an omission of a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading.

     4.32 Disclosure.  All information heretofore or contemporaneously herewith
          ----------
furnished in writing by the Company or any Subsidiary to the Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of the Company or any Subsidiary to the Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Lender that (a) any projections and forecasts provided by the Company are based on good faith estimates and assumptions believed by the Company to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts will likely differ from projected or forecasted results and (b) any information provided by the Company or any Subsidiary with respect to any Person or assets acquired or to be acquired by the Company or any Subsidiary shall, for all periods prior to the date of such acquisition, be limited to the knowledge of the Company or the acquiring Subsidiary after reasonable inquiry). There is no fact known to the Company which the Company has not disclosed to the Lender in writing and of which any of its officers, directors or executive employees is aware (other than general economic and industry conditions) and which has had or would reasonably be expected to have a Material Adverse Effect.

On the Closing Date and the date of each subsequent Loan hereunder, or at any other time at which the Company or its Subsidiaries is required to make representations and warranties hereunder, each representation and warranty shall be made after giving effect to each borrowing hereunder and under the Credit Agreement and the application of the proceeds therefrom including the acquisition of RESTEC or any Future Acquisitions as if said acquisition had at that time been made. Without limiting the foregoing, to the extent representations and warranties are being made in connection with a Loan the proceeds of which will be used to consummate the Acquisition or a Future Acquisition, the Company's "Subsidiaries" in such representations and warranties shall include the entities and businesses being acquired pursuant to such Acquisition or Future Acquisition.

The Company shall have the right to supplement and amend the Schedules to this Agreement with respect to events occurring after the date of this Agreement, which such new event, when scheduled, shall not constitute a breach hereof; provided that any such amendment or supplement shall be approved by the Lender
--------
and shall be in a form satisfactory to the Lender; and further provided that no
                                                       ------- --------
such amendment or supplement shall cure a Default or Event of Default hereunder.

SECTION 5.              CONDITIONS TO LENDER'S OBLIGATION TO MAKE LOANS

     5.1  Conditions to Lender's Obligation to Make the Initial Loan.  The
          ----------------------------------------------------------
obligation of the Lender to make the Initial Loan on the Closing Date is subject to the satisfaction of the following conditions, each as of the Closing Date:

          5.1.1.  Representations and Warranties; No Default.
                  ------------------------------------------

          (a) All representations and warranties of the Company and the Guarantors contained in this Agreement shall be true and correct in all material respects (other than representations and warranties qualified by a materiality standard including, without limitation, a Material Adverse Effect qualifier, which shall be true and correct in all respects).

          (b) No Default or Event of Default shall exist as of the Closing Date or would result from the consummation of the borrowings made by the Company on the Closing Date.

          5.1.2.  Documents Satisfactory; Transactions Consummated.  Each of the
                  ------------------------------------------------
Documents shall have been duly executed and delivered by the respective parties thereto and shall be in full force and effect. All of the terms, conditions and provisions of each of such documents shall be satisfactory to the Lender in all respects in form and substance, and no term, condition or provision thereof shall have been supplemented, amended, modified or waived without the Lender's consent.

          5.1.3.  Opinion of Counsel to the Company.  The Lender shall have
                  ---------------------------------
received an opinion from Locke, Liddell & Sapp LLP special counsel for the Company, which shall be addressed to the Lender, dated the Closing Date and in form and substance reasonably satisfactory to the Lender.

          5.1.4.  Opinion of Company General Counsel.  The Lender shall have
                  ----------------------------------
received an opinion from Alvin L. Thomas II, general counsel for the Company, which shall be addressed to the Lender, dated the Closing Date and in form and substance reasonably satisfactory to the Lender.

          5.1.5.  Restec Acquisition Opinions. The Lender shall have received an
                  ---------------------------
opinion (or permission to rely on an opinion) from each of the special counsels to the sellers in the Acquisition, which shall be addressed to the Lender, relating to the transactions consummating the Acquisition, dated the Closing Date and in form and substance reasonably satisfactory to the Lender.

          5.1.6.  Delivery of Documents.  The Lender shall have received the
                  ---------------------
following items, each of which shall be in form and substance reasonably satisfactory to the Lender:

          (a) Executed copies of this Agreement, the Note issued in the name of the Lender, the Warrant Agreement and the Warrants issued in the name of the Lender.

          (b) Resolutions of the Board and each board of directors of each Subsidiary of the Company approving the transactions contemplated by the Documents, and approving and authorizing the execution, delivery and performance of each Document to which it is a party and approving and authorizing the borrowing of the Loans, the execution, delivery and payment of the Note of the obligations thereunder, in each case certified as of the Closing Date by the secretary or an assistant secretary of the Company as being in full force and effect without modification or amendment.
     Certified copies of the resolutions duly adopted by the Board exempting the Lender from Section 203 of the DGCL and authorizing the filing of the Certificate Amendment as contemplated herein.

          (c) A copy of the certificate of incorporation of the Company certified by the secretary of State of Delaware, together with a good standing certificate from the secretary of state of Delaware as to the Company, to be dated a recent date prior to the Closing Date.

          (d) A certificate of the Company, signed on its behalf by a duly authorized officer, dated the Closing Date (the statements made in which certificate shall be true on and as of such date) certifying as to (A) a true and correct copy of the charter of such Person and any amendments thereto, (B) a true and correct copy of the by-laws of such Person as in effect on the Closing Date, and (C) the completeness and accuracy of the representations and warranties contained in Documents as of the Closing Date, including the absence of any event occurring and continuing, or resulting from the Transactions, that constitutes a Default or an Event of Default.

          (e) A certificate of the secretary of the Company certifying the names and true signatures of the officers of the Company, as applicable, executing the Documents.

          (f)     True and correct copies of all of the Documents.

          (g) Copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the Transactions.

          (h) A certificate of the chief financial officer of the Company as to (a) consolidated financial statements for the Acquisition and its Subsidiaries for the periods required under Rule 3-05 of Regulation S-X of the SEC, including balance sheets, income statements and cash flow statements audited by independent public accountants of recognized national standing and prepared in conformity with GAAP, (b) a pro forma balance sheet of the Company and its Subsidiaries as of the Closing Date after giving effect to the Acquisition and the transactions contemplated hereby and reflecting estimated purchase accounting adjustments, prepared by the chief financial officer of the Company, and (c) the business plan and financial projections of the Company and its Subsidiaries for Fiscal Years 2000 through 2004.

          (i) A Borrower's Certificate in a form reasonably satisfactory to the Lender, dated the Closing Date, stating that the conditions specified in Sections 5.1.1 and 5.1.2 and Sections 5.1.9 through 5.1.16 (inclusive)
        ------------------------     -----------------------------
     have been satisfied.

          5.1.7.  Corporate/Capital Structure. The Lender shall be satisfied
                  ---------------------------
with the ownership, corporate and legal structure and capitalization of the Company and its Subsidiaries, including, without limitation, the terms and conditions of their respective charters and by-laws, the terms of the Company's and such Subsidiaries' capital stock, options, warrants or other securities and any agreements related thereto.

          5.1.8.  Lender's Equity. The Lender shall have received the Warrants
                  ---------------
to be issued to it pursuant to the Warrant Agreement.

          5.1.9.  No Material Adverse Change. Nothing shall have occurred (and
                  --------------------------
the Lender shall not be aware of any facts or conditions not previously known) which the Lender shall determine has or reasonably could be expected to have, a Material Adverse Effect.

          5.1.10. Litigation.  There shall exist no action, suit, investigation,
                  ----------
litigation or proceeding affecting the Company or any of its Subsidiaries or any of their respective properties pending or, to the knowledge of the Company, threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of the Documents or the consummation of the transactions contemplated hereby and thereby. No order, judgment or decree of any court, arbitrator or governmental authority shall enjoin or restrain the Lender from making the Loans.

          5.1.11. Certain Fees.  On the Closing Date, the Company shall pay all
                  ------------
expenses of the Lender (including, without limitation, legal fees and expenses) incurred in connection with the negotiation and execution of this Agreement and the other Documents.

          5.1.12  No Violation of Regulations U or X.  The making of the Loans
                  ----------------------------------
shall not violate Regulations U or X of the FRB.

          5.1.13. Monitoring Agreement.  The Company shall have entered into the
                  --------------------
Monitoring Agreement, the Monitoring Agreement shall be in full force and effect, and any fees due thereunder shall have been paid in full.

          5.1.14. Authorization; Listing.  The Company's shares issuable upon
                  ----------------------
conversion of the Convertible Preferred shall have been duly authorized and reserved for issuance and such shares shall have been approved for listing on Nasdaq, subject to official notice of issuance.

          5.1.15. Rights Plan. The Company shall have amended its Rights
                  -----------
Agreement to provide that the provisions of such agreement will not be triggered by the execution, delivery or performance of this Agreement or any of the other Documents or the consummation of the transactions contemplated hereby or thereby.

          5.1.16. Stockholder Consent. A majority of the Company's stockholders
                  -------------------
shall have executed an action on written consent (the "Stockholders Consent")
                                                       --------------------
(and such consent shall continue to be in full force and effect) approving (i) the amendment to the Company's Certificate of Incorporation in the form set forth on Exhibit E hereto (the "Certificate Amendment") and (ii) the issuance of
         ---------              ---------------------
the Convertible Preferred Stock (including the issuance of Warrant Shares) and the Common Stock issuable upon conversion of the Convertible Preferred Stock and the Company shall have delivered such executed consents to the Lender.

     5.2  Conditions to Lender's Obligations to Make Subsequent Loans After the
          ---------------------------------------------------------------------
Closing Date.  The obligation of the Lender to make subsequent Loans to the
------------
Company hereunder after the Closing Date is subject to the satisfaction of the following conditions, each as of the date of each such subsequent Loan:

          5.2.1.  Representations and Warranties.  All representations and
                  ------------------------------
warranties of the Company contained in this Agreement shall be true and correct in all material respects (other than representations and warranties qualified by a materiality standard including, without limitation, a Material Adverse Effect qualifier, which shall be true and correct in all respects) as of the making of such subsequent Loan, before and after giving effect to such Loan and to the application of the proceeds therefrom, with the same effect as though such representations and warranties had been made on and as of such date, except that
(a) references to financial statements and the Latest Balance Sheet in such representations and warranties shall be deemed to refer for this purpose to the financial statements required to be provided to the Lender pursuant to Section
                                                                       -------
6.3 hereof and the latest consolidated balance sheet of the Company required to
---
be provided to the Lender pursuant to Section 6.3 hereof, respectively, and (b)
                                      -----------
references to the date of this Agreement, the Closing Date and the like shall be deemed to refer to the date of the making of such subsequent Loan.

          5.2.2.  No Default. No Default or Event of Default shall exist as of
                  ----------
the date of such subsequent Loan or would result from the consummation of the borrowings made by the Company on the date of such subsequent Loan.

          5.2.3.  Approved Use.  The Lender shall have received evidence
                  ------------
satisfactory to it that the proceeds of such subsequent Loan will be used for the Approved Use. The Lender shall have approved any Future Acquisition being financed therewith and the Lender shall have received such documents and deliveries in connection therewith as requested by the Lender.

          5.2.4.  Acquisitions. No default or material breach of performance
                  ------------
shall have occurred under the agreements related to the Future Acquisition, if any, for which the Loan is being made, and all of the buyers' material conditions to closing thereunder shall have been satisfied and not waived (except with the Lender's consent).

          5.2.5.  Opinion of Counsel to the Company.  The Lender shall have
                  ---------------------------------
received an opinion from the special counsel for the Company, which shall be addressed to the Lender, dated the date of the making of such subsequent Loan and in form and substance reasonably satisfactory to the Lender.

          5.2.6.  Opinion of Company General Counsel.  The Lender shall have
                  ----------------------------------
received an opinion from Alvin L. Thomas II, general counsel for the Company, or his successor, if any, which shall be addressed to the Lender, dated the Closing Date and in form and substance reasonably satisfactory to the Lender.

          5.2.7.  Acquisition Opinions.  To the extent the Company or any of its
                  --------------------
Subsidiaries receives (or is otherwise entitled to rely on) an opinion of counsel in connection with any Future Acquisition, such opinion shall also be addressed to the Lender or the Lender shall otherwise be entitled to rely thereon.

          5.2.8.  Amendment to Certificate of Incorporation. The Company's
                  -----------------------------------------
Certificate of Incorporation shall have been amended to include the provisions set forth in the Certificate Amendments, shall be in full force and effect under the laws of the State of Delaware as of the making of such subsequent Loan and shall not have been further amended or modified other than as permitted hereunder or pursuant to the Preferred Stock Purchase Agreement.

          5.2.9.  Preferred Stock Financing.  The Purchaser (as defined in the
                  -------------------------
Preferred Stock Purchase Agreement) shall have (or will concurrently with the funding of the subsequent Loan) purchased from the Company for cash Convertible Preferred Stock pursuant to the Preferred Stock Purchase Agreement in an amount equal to the aggregate outstanding principal balance of the Loans including the Loan then being requested by the Company.

At the time of making an additional borrowing under a subsequent Loan hereunder, the Company shall deliver a Borrower's Certificate to the Lender stating that the conditions specified in Sections 5.2.1 through 5.2.4 (inclusive) and Section
                            ----------------------------                 -------
5.2.8 and 5.2.9 have been fully satisfied as of such time.
---------------


 SECTION 6.                  COVENANTS

     The Company covenants and agrees that so long as the Note or any Loan Obligations remain outstanding:

     6.1  Performance of Documents; etc.  The Company will comply with all of
          -----------------------------
the covenants, agreements and conditions contained in the Subordinated Loan Documents and the Other Documents (other than the Credit Documents) to which it is party.

     6.2  Securities Laws.
          ---------------

          6.2.1.  Integration.  The Company will take all action that is
                  -----------
appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act with the offerings of the Note by the Company to the Lender in any manner that would require the registration of such offering of the Note under the Securities Act.

          6.2.2.  Available Information. While the Note is a "restricted
                  ---------------------
security" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is not subject to Section 13 or
                                                              ----------
15(d) of the Exchange Act, make available to the Lender in connection with any
-----
sale thereof and, subject to the provisions of Section 15(d), any prospective
                                               -------------
purchaser of the Note, in each case as soon as is reasonably practicable upon written request of such holder, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act (or any successor thereto).

     6.3  Reports, Certificates and Other Information.  Furnish to the Lender:
          -------------------------------------------

          6.3.1.  Audit Report. Promptly when available and in any event within
                  ------------
90 days after the close of each Fiscal Year: (a) a copy of the annual audit report of the Company and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Company and its Subsidiaries for such Fiscal Year certified without qualification by Arthur Andersen LLP or other independent auditors of recognized standing selected by the Company and reasonably acceptable to the Lender, together with a written statement from such accountants to the effect that in making the examination necessary for the signing of such annual audit report by such accountants, they have not become aware of any Event of Default or Default that has occurred and is continuing or, if they have become aware of any such event, describing it in reasonable detail and (b) consolidating balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Year and consolidating statements of earnings for the Company and its Subsidiaries for such Fiscal Year, certified by the chief financial officer of the Company.

          6.3.2.  Quarterly Reports.  Promptly when available and in any event
                  -----------------
within 45 days after the end of each Fiscal Quarter (except the last Fiscal Quarter) of each Fiscal Year, consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Quarter, together with consolidated and consolidating statements of earnings and consolidated statements of cash flow for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, certified by the chief financial officer of the Company.

          6.3.3.  Monthly Reports. Promptly when available and in any event
                  ---------------
within 30 days after the end of each of the first two months of each Fiscal Quarter, consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such month, together with consolidated and consolidating statements of earnings for such month and for the period beginning with the first day of the applicable Fiscal Year and ending on the last day of such month, certified by the chief financial officer of the Company.

          6.3.4.  Compliance Certificates. Contemporaneously with the furnishing
                  -----------------------
of a copy of each annual audit report pursuant to Section 6.3.1 and of each set
                                                  -------------
of quarterly statements pursuant to Section 6.6.2, (a) a duly completed
                                    -------------
compliance certificate in the form of Exhibit C, with appropriate insertions,
                                      ---------
dated the date of such annual report or such quarterly statements and signed by the chief financial officer of the Company, containing a computation of each of the financial ratios and restrictions set forth in Section 6.8 and to the
                                                      -----------
effect that such officer has not become aware of any Event of Default or Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it; and (b) an updated organizational chart listing all Subsidiaries and the locations of their businesses.

          6.3.5.  Reports to SEC and to Shareholders. Promptly upon the filing
                  ----------------------------------
or sending thereof, copies of all regular, periodic or special reports of the Company or any Subsidiary filed with the SEC (excluding exhibits thereto, provided that the Company shall promptly deliver any such exhibit to the Lender upon request therefor); copies of all registration statements of the Company or any Subsidiary filed with the SEC (other than on Form S-8); and copies of all proxy statements or other communications made to shareholders generally concerning material developments in the business of the Company or any of its Subsidiaries.

          6.3.6.  Notice of Default, Litigation and ERISA Matters. Promptly upon
                  -----------------------------------------------
becoming aware of any of the following, written notice describing the same and the steps being taken by the Company or the Subsidiary affected thereby with respect thereto:

          (a)     the occurrence of an Event of Default or a Default;

          (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company to the Lender which has been instituted or, to the knowledge of the Company, is threatened against the Company or any of its Subsidiaries or to which any of the properties of any thereof is subject which, if adversely determined, might reasonably be expected to have a Material Adverse Effect;

          (c) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), or any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent;

          (d) any cancellation (without replacement) or material change in any insurance maintained by the Company or any Subsidiary thereof;

          (e) any event (including any violation of any Environmental Law or the assertion of any Environmental Claim) which has had or would reasonably be expected to have a Material Adverse Effect;

          (f) any event or circumstance which requires the Company to give notice to the Senior Lenders under the Credit Documents; or

          (g)     any notice of default received by it under any Credit
     Document.

          6.3.7.  Subsidiaries.  Promptly upon any change in the list of its
                  ------------
Subsidiaries from that set forth on the attached "Subsidiaries Schedule" (or in
                                                  ---------------------
the most recent notice pursuant to this Section), notification of such change.

          6.3.8.  Management Reports.  Promptly upon the request of the Lender,
                  ------------------
copies of all detailed financial and management reports submitted to the Company by independent auditors in connection with each annual or interim audit made by such auditors of the books of the Company.

          6.3.9.  Projections. As soon as practicable and in any event within 60
                  -----------
days after the commencement of each Fiscal Year, financial projections for the Company and its Subsidiaries for such Fiscal Year prepared in a manner consistent with those projections delivered by the Company to the Lender prior to the Closing Date.

          6.3.10. Other Information.  From time to time such other information
                  -----------------
concerning the Company and its Subsidiaries as the Lender may reasonably request.

     6.4  Books, Records and Inspections.  Keep, and cause each Subsidiary to
          ------------------------------
keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each Subsidiary to permit, the Lender or any representative thereof upon reasonable prior notice to inspect the properties and operations of the Company and of such Subsidiary; and permit, and cause each Subsidiary to permit, at any reasonable time during normal business hours and with reasonable notice (or at any time without notice if an Event of Default exists), the Lender or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and the Company hereby authorizes such independent auditors to discuss such financial matters with the Lender or any representative thereof whether or not any representative of the Company or any Subsidiary is present), and to examine (and, at the expense of the Company or the applicable Subsidiary, photocopy extracts from) any of its books or other corporate records.

     6.5  Insurance.  Maintain, and cause each Subsidiary to maintain, with
          ---------
responsible insurance companies, such insurance as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated; and, upon request of the Lender, furnish to the Lender a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Company and its Subsidiaries.

     6.6  Compliance with Laws, Material Contracts; Payment of Taxes and
          --------------------------------------------------------------
Liabilities.  (a) Comply, and cause each Subsidiary to comply, in all material
-----------
respects with all material applicable laws (including Environmental Laws), rules, regulations, decrees, orders, judgments, licenses, material contracts and permits; and (b) pay, and cause each Subsidiary to pay, prior to delinquency, all Federal taxes and all other material taxes and other governmental charges against it or any of its property, as well as claims of any kind which, if unpaid, might become a Lien on any of its property; provided that the foregoing
                                                    --------
shall not require the Company or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP.

     6.7  Maintenance of Existence, etc. Maintain and preserve, and (subject to
          -----------------------------
Section 6.13) cause each Subsidiary to maintain and preserve, (a) its existence
------------
and good standing in the jurisdiction of its incorporation and (b) its qualification and good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing does not have a Material Adverse Effect).

     6.8  Financial Covenants.
          -------------------

          6.8.1.  Fixed Charge Coverage Ratio.  So long as the Lender and its
                  ---------------------------
Affiliates hold at least 50% of the outstanding interests in the Note, not permit the Fixed Charge Coverage Ratio at any time to be less than the applicable ratio set forth below:

          Computation                             Fixed Charge
          Period Ending:                          Coverage Ratio
          --------------                          --------------

  Closing Date through 12/31/00                   0.85 to 1.0
  1/01/01 through 12/31/01                        0.95 to 1.0
  1/01/02 through 12/31/02                        1.00 to 1.0
  1/01/03 and thereafter                          1.05 to 1.0.

          6.8.2.  Minimum Interest Coverage. Not permit the Interest Coverage
                  -------------------------
Ratio as of the last day of any Computation Period to be less than the applicable ratio set forth below:

          Computation                             Interest
          Period Ending:                          Coverage Ratio
          --------------                          --------------

  Closing Date through 12/31/00                   1.49 to 1.0
  1/01/01 through 12/31/01                        1.70 to 1.0
  1/01/02 and thereafter                          1.91 to 1.0

          6.8.3.  Funded Debt to Adjusted EBITDA Ratio. Not permit the Funded
                  ------------------------------------
Debt to Adjusted EBITDA Ratio as of the last day of any Computation Period to exceed the applicable ratio set forth below:

           Computation                   Funded Debt to
          Period Ending:                 Adjusted EBITDA Ratio
          -------------                  ---------------------

     Closing Date through 12/31/00            5.18 to 1.0
     1/01/01 through 12/31/01                 4.89 to 1.0
     1/01/02 through 12/31/02                 4.60 to 1.0
     1/01/03 through 12/31/03                 4.31 to 1.0
     1/01/04 and thereafter                   4.03 to 1.0.

          6.8.4. Senior Funded Debt to Adjusted EBITDA Ratio.  Not permit the
                 -------------------------------------------
Senior Funded Debt to Adjusted EBITDA Ratio as of the last day of any Computation Period to exceed the applicable ratio set forth below:

                                            Senior Funded
           Computation                         Debt to
          Period Ending:                 Adjusted EBITDA Ratio
          -------------                  ---------------------

     Closing Date through 12/31/00            4.03 to 1.0
     1/01/01 through 12/31/01                 3.77 to 1.0
     1/01/02 through 12/31/02                 3.45 to 1.0
     1/01/03 through 12/31/03                 3.16 to 1.0
     1/01/04 and thereafter                   2.88 to 1.0.


          6.8.5. Debt to Capitalization Ratio. Not permit the ratio of (a)
                 ----------------------------
Funded Debt to (b) the sum of Funded Debt plus Net Worth at any time to exceed the applicable percentage set forth below during any period set forth below:

                                               Debt to
                                            Capitalization
               Period:                         Percentage
               ------                       --------------

     Closing Date through 12/31/00                75%
     1/01/01 through 12/31/01                     70%
     1/01/02 and thereafter                       65%

          6.8.6. Capital Expenditures. The Company will not permit the aggregate
                 --------------------
amount of all Capital Expenditures (excluding amounts, if any, paid to consummate Future Acquisitions approved by the Lender which constitute Capital Expenditures) made by the Company and its Subsidiaries during any period of 12 consecutive months to exceed the product of (i) 1.50 (or, for any date of determination during the period from the date of the acquisition of EPIC through December 31, 2000, 1.75) multiplied by (ii) the depreciation of the Company and its Subsidiaries during the preceding period of 12 consecutive months (calculated on a pro forma basis giving effect to acquisitions and sales and
                 --- -----
other dispositions made subsequent to such preceding 12 months).

     6.9  Limitations on Debt.  Not, and not permit any Subsidiary to, create,
          -------------------
incur, assume or suffer to exist any Debt, except:

          (a) Debt under the Credit Agreement or Permitted Refinancing Debt with respect thereto in an aggregate principal amount at any one time outstanding (including loans, the nominal amount of outstanding letters of credit and all unused commitments) not to exceed (as determined from time to time, the "Maximum Senior Indebtedness") (i) $10,000,000 of revolving
                   ---------------------------
     Senior Indebtedness, (ii) $100,000,000 of term Senior Indebtedness, (iii) $15,000,000 of additional Senior Indebtedness (whether revolving or term), and (iv) up to $10,000,000 of additional Senior Indebtedness (whether revolving or term) incurred to fund the Rhode Island Project in each case with respect to this Section 6.9 less the aggregate principal amount of any
                          -----------
     permanent reductions of commitments for revolving Senior Indebtedness or repayments of term Senior Indebtedness under the instruments governing such Senior Indebtedness (including, without limitation, payments actually applied to the Senior Indebtedness pursuant to Section 3.5 hereof) and
                                                    -----------
     guaranties in respect of Debt described in the foregoing clauses (i), (ii) and (iii);

          (b) unsecured seller Debt which represents all or part of the purchase price payable in connection with a Future Acquisition approved by the Lender and the existing Debt listed on the attached "Unsecured Seller Debt
                                                          ---------------------
     Schedule"; provided that the aggregate principal amount of all such Debt
     --------   --------
     (other than (i) the Debt designated with an asterisk on the Unsecured
                                                             -------------
     Seller Debt Schedule, and (ii) an unsecured seller note payable in
     --------------------
     connection with the acquisition of EPIC not in excess of $6,000,000, the payment of which is contingent upon the performance of EPIC) shall not at any time exceed $7,500,000;

          (c) Debt arising under Capital Leases, Debt secured by Liens permitted by subsection 6.10(c) or (d) and other Debt outstanding on the date hereof
        ------------------    ---
     and listed on the attached "Capital Lease Debt Schedule", and refinancings
                                 ---------------------------
     of any such Debt so long as the terms applicable to such refinanced Debt are no less favorable to the Company or the applicable Subsidiary than the terms in effect immediately prior to such refinancing, provided that the
                                                            --------
     aggregate amount of all such Debt at any time outstanding shall not exceed $15,000,000;

          (d) Debt of Subsidiaries owed to the Company;

          (e) Hedging Obligations of the Company for the hedging of interest payments on the Senior Indebtedness to the extent required by the Credit Agreement;

          (f) unsecured Debt of the Company to Subsidiaries;

          (g) the RESTEC Bonds; provided that the RESTEC Bonds must be repaid or
                                --------
     defeased not later than 360 days after the Closing Date; and

          (h) the Loans made hereunder.

     6.10 Liens.  Not, and not permit any Subsidiary to, create or permit to
          -----
exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

          (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

          (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services, and, in each case, for which it maintains adequate reserves;

          (c) Liens identified in the attached "Liens Schedule";
                                                --------------

          (d) subject to the limitation set forth in Section 6.9(c), (i) Liens
                                                     --------------
     existing on property at the time of the acquisition thereof by the Company or any Subsidiary (and not created in contemplation of such acquisition) and (ii) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien
                                                  --------
     attaches to such property within 60 days of the acquisition thereof and such Lien attaches solely to the property so acquired;

          (e) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $1,000,000 arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

          (f) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Company or any Subsidiary; and

          (g) Liens in favor of the Senior Lenders arising under the Credit Documents.

     6.11 [Reserved].
          ----------

     6.12 Restricted Payments.  Not, and not permit any Subsidiary to, (a)
          -------------------
declare or pay any dividends on any of its capital stock (other than stock dividends), (b) purchase or redeem any such stock or any warrants, units, options or other rights in respect of such stock, (c) make any other distribution to shareholders, or (d) set aside funds for any of the foregoing; provided that any Subsidiary may declare and pay dividends to the Company or to
--------
any other Wholly-Owned Subsidiary.

     6.13 Mergers, Consolidations, Sales.  Not, and not permit any Subsidiary
          ------------------------------
to, be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any receivables, except for (a) any such merger or consolidation, sale, transfer, conveyance, lease or assignment of or by any Wholly-Owned Subsidiary into the Company or into, with or to any other Wholly-Owned Subsidiary; (b) any such purchase or other acquisition by the Company or any Wholly-Owned Subsidiary of the assets or stock of any Wholly-Owned Subsidiary; and (c) any such purchase or other acquisition by the Company or any wholly-owned Subsidiary of the assets or stock of any other Person where (1) such assets (in the case of an asset purchase) are for use, or such Person (in the case of a stock purchase) is, or after the acquisition will be, engaged in the business activities permitted by Section 6.20; (2) immediately before or
                                     ------------
after giving effect to such purchase or acquisition, no Event of Default or Default shall have occurred and be continuing; (3) the aggregate consideration to be paid by the Company and its Subsidiaries (including any Debt assumed or issued in connection therewith, the amount thereof to be calculated in accordance with GAAP) in connection with such purchase or other acquisition after the date hereof (or any series of related acquisitions) is less than $3,000,000 for any single transaction or series of related transactions and less than $10,000,000 in the aggregate for all such transactions; (4) the Company is in pro forma compliance with all the financial ratios and restrictions set forth
   --- -----
in Section 6.8; and (5) the proceeds of any of the Loans hereunder are not used
   -----------
to finance such transactions. Notwithstanding the foregoing, the Company shall not, and shall not permit any Subsidiary to, consummate any such merger, consolidation or purchase described above within the 120 days immediately following the Closing Date without the prior written consent of the Lender other than Future Acquisitions approved by the Lender.

     6.14 Further Assurances.  Take, and cause each Subsidiary to take, such
          ------------------
actions as are necessary, or as the Lender may reasonably request, from time to time to ensure that the obligations of the Company and the Guarantors hereunder and under the other Subordinated Loan Documents are enforceable in accordance with their terms and are guaranteed by all of the Subsidiaries of the Company (including, promptly upon the acquisition or creation thereof, the execution by any Subsidiary acquired or created after the date hereof of a counterpart to this Agreement); provided that no Foreign Subsidiary shall have an obligation to
                 --------
execute a counterpart hereto; and provided further that, so long as the RESTEC
                                  -------- -------
Bonds issued by such Subsidiary are outstanding, neither of Netco-Waterbury, Limited Partnership nor New Haven Residuals, Limited Partnership shall have an obligation to execute a counterpart hereto.

     6.15 Transactions with Affiliates.  Not, and not permit any Subsidiary to,
          ----------------------------
enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (other than the Company and its Subsidiaries) which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates.

     6.16 Employee Benefit Plans.  Maintain, and cause each Subsidiary to
          ----------------------
maintain, each Pension Plan in substantial compliance with all applicable requirements of law and regulations.

     6.17 Environmental Laws.  Conduct, and cause each Subsidiary to conduct,
          ------------------
its operations and keep and maintain its property in material compliance with all Environmental Laws (other than Immaterial Laws).

     6.18 Unconditional Purchase Obligations.  Not, and not permit any
          ----------------------------------
Subsidiary to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services; provided that the foregoing shall not prohibit the Company or any Subsidiary from entering into options for the purchase of particular assets or businesses.

     6.19 Inconsistent Agreements.  Not, and not permit any Subsidiary to, enter
          -----------------------
into any agreement containing any provision which would be violated or breached by any borrowing by the Company hereunder or by the performance by the Company or any Subsidiary of any of its obligations hereunder or under any other Subordinated Loan Document.

     6.20 Business Activities.  Not, and not permit any Subsidiary to, engage in
          -------------------
any line of business other than the management, processing, collection, handling and disposal of non-hazardous bio-solid waste, animal manures, and green or other organic waste or similar non-hazardous waste-related business activities.

     6.21 Advances and Other Investments.  Not, and not permit any Subsidiary
          ------------------------------
to, make, incur, assume or suffer to exist any Investment in any other Person, except (without duplication) the following:

          (a) equity Investments existing on the Closing Date in Wholly-Owned Subsidiaries identified on the Subsidiaries Schedule;
                                    ---------------------

          (b) equity Investments in Subsidiaries acquired after the Closing Date in transactions approved by the Lender including approved Future Acquisitions (unless not required to be approved pursuant to Section 6.13);
                                                                  -------------

          (c) in the ordinary course of business, contributions by the Company to the capital of any of its Subsidiaries, or by any such Subsidiary to the capital of any of its Subsidiaries;

          (d) in the ordinary course of business, Investments by the Company in any Subsidiary or by any of the Subsidiaries in the Company, by way of intercompany loans, advances or guaranties, all to the extent permitted by
     Section 6.9;
     -----------

          (e) Suretyship Liabilities permitted by Section 6.9;
                                                  -----------

          (f) loans to officers and employees not exceeding (i) $115,000 in the aggregate to any single individual or (ii) $287,500 in the aggregate for all such individuals;

          (g) good faith deposits and escrow accounts in connection with prospective acquisitions of stock or assets for Future Acquisitions approved by the Lender;

          (h) Cash Equivalent Investments; and

          (i) bank deposits in the ordinary course of business; provided that
                                                                --------
     the aggregate amount of all such deposits (excluding (x) amounts in payroll accounts or for accounts payable, in each case to the extent that checks have been issued to third parties, and (y) amounts maintained (in the ordinary course of business consistent with past practice) in accounts of any Person which is acquired by the Company or a Subsidiary in accordance with the terms hereof during the 45 days following the date of such acquisition) which are maintained with any bank other than a Senior Lender shall not at any time exceed (x) in the case of such deposits with any single bank, $115,000 for three consecutive Business Days and (y) in the case of all such deposits, $1,115,000 for three consecutive Business Days;

provided that no Investment otherwise permitted by clause (b), (c), (d), (e),
--------                                           ----------  ---  ---  ---
(f) or (g) shall be permitted to be made if, immediately before or after giving
---    ---
effect thereto, any Event of Default or Default shall have occurred and be continuing.

     6.22 Other Subordinated Debt.  The Company shall not and shall not permit
          -----------------------
any of its Subsidiaries to, directly or indirectly, incur, create, or suffer to exist any Debt that by its express terms is subordinate or junior in right of payment (to any extent) to any Debt of the Company or a Guarantor unless, by its terms or by the terms of the instrument creating or evidencing it, such Debt (A) has a maturity and Weighted Average Life to Maturity longer than the Loans and
(B) is subordinate or junior in right of payment to the Loans (or, in the case of a Guarantor, to the Guaranty).

     6.23 Foreign Subsidiaries.  Not at any time permit more than 10% of its
          --------------------
consolidated assets to be owned by, or more than 10% of its consolidated revenues for any Fiscal Quarter to be earned by, Foreign Subsidiaries.

     6.24 Business Plan and Financial Projections. Not later than ten Business
          ---------------------------------------
Days after the Closing Date, deliver to the Lender a business plan and financial projections of the Company and its Subsidiaries for Fiscal Years 2000 through 2006.

     6.25 Amendments to Certain Documents. The Company shall not make or agree
          -------------------------------
to any amendment to or modification of, or waive any of its rights under, any of the terms of the Credit Agreement or any other agreement or instrument governing any document relating to Debt which would (a) have the effect of (i) breaching the covenant set forth in Section 6.9(a) hereof, (ii) increasing the principal
                          --------------
amount payable thereon or redemptions thereof, or (iii) providing for earlier payment in respect of principal or redemptions or otherwise or (b) otherwise adversely affect the interest of the Lender.

     6.26 Listing. The Company shall use its reasonable best efforts to continue
          -------
to have the Common Stock listed on the NASDAQ SmallCap Market ("Nasdaq") or a
                                                                ------
national securities exchange for so long as any of the Convertible Preferred Stock or any shares into which the Convertible Preferred Stock is convertible are outstanding. Prior to the Closing, the Company shall prepare and submit to Nasdaq a listing application covering the shares of Common Stock issuable upon conversion of the Convertible Preferred Stock and shall obtain approval for the listing of such shares, subject to official notice of issuance.

     6.27 Current Public Information.  The Company shall file all reports
          --------------------------
required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and shall take such further action as any holder or holders of the Convertible Preferred Stock may reasonably request, all to the extent required to enable such holders to sell the Convertible Preferred Stock pursuant to Rule 144 adopted by the SEC under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the SEC. Upon request, the Company shall deliver to any holder of the Convertible Preferred Stock a written statement as to whether it has complied with such requirements.

     6.28 Section 203 of the DGCL.  The Board shall not adopt any resolution
          -----------------------
containing any provisions relating to the exemption from Section 203 of the DGCL granted to the Lender which would adversely affect or otherwise impair the rights of the Lender thereunder.

     6.29 Fiscal Year.  The Company will not change its Fiscal Year from that
          -----------
currently in effect.

     6.30 Board. The maximum number of directors on the Board shall be fixed at
          -----
no more than six; provided that the maximum number of directors on the Board may be increased as a result of the exercise of any special rights to elect directors upon events of default or events of noncompliance granted to the holders of the Convertible Preferred Stock and the Lender or the holders of the Note hereunder.

     6.31 Filing of Information Statement.  Within twenty (20) days after the
          -------------------------------
Closing, the Company shall file with the SEC an information statement pursuant to Section 14(c) and Regulation 14C of the Exchange Act regarding the Stockholders Consent. The Company shall comply with all of its obligations pursuant to Section 14(c) and Regulation 14C of the Exchange Act in connection with the Stockholders Consent.

     6.32 Amendment to Certificate of Incorporation.  Twenty-one calender days
          -----------------------------------------
after the date that the Company sends or gives its shareholders the information statement required pursuant to Section 14(c) and Regulation 14C of the Exchange Act relating to the Stockholders Consent, the Company shall file the Certificate Amendment. The Company and the Board shall at all times comply with and give effect to the provisions of the Certificate Amendment.


SECTION 7.  EVENTS OF DEFAULT


     7.1  Events of Default.  If one or more of the following events set forth
          -----------------
in Sections 7.2 through 7.15 hereof shall occur and be continuing it shall
   -------------------------
constitute an event of default hereunder (the "Events of Default").
                                               -----------------

     7.2  Payment Default.  The Company shall fail to pay (i) any principal of
          ---------------
the Note when the same becomes due and payable, whether upon maturity, prepayment, acceleration or otherwise, (ii) any interest on the Note, for a period of five (5) days after the same shall become due and payable or (iii) any other amount due hereunder within five (5) days after the same shall become due and payable; or

     7.3  Other Debt. (i) The Company shall fail to pay in excess of $2,000,000
          ----------
in the aggregate of Senior Indebtedness (including interest and fees) when due (whether upon maturity, prepayment, acceleration or otherwise); (ii) the maturity of the Senior Indebtedness shall have been accelerated (whether by having become due and payable by its terms or by having been declared due and payable prior to its stated maturity); (iii) the Company shall fail to pay in excess of $2,000,000 in the aggregate (less the aggregate amount of any payments on the Senior Indebtedness which have not as of such time been paid when due) of other Debt (including interest and fees) of the Company or any Subsidiary when due (whether upon maturity, prepayment, acceleration or otherwise); or (iv) in excess of $2,000,000 in the aggregate (less the aggregate amount of any payments on the Senior Indebtedness which have not as of such time been paid when due) of other Debt of the Company or any Subsidiary shall have been accelerated (whether by having become due and payable by its terms or by having been declared due and payable prior to its stated maturity); provided that the default by RESTEC under any "non-transfer" provision in connection with the RESTEC Bonds shall not constitute an Event of Default hereunder; or

     7.4  Other Material Obligations.  Default in the payment when due, or in
          --------------------------
the performance or observance of, any material obligation of, or condition agreed to by, the Company or any Subsidiary with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with other such defaults might reasonably be expected to have a Material Adverse Effect (except only to the extent that the existence of any such default is being contested by the Company or such Subsidiary in good faith and by appropriate proceedings and appropriate reserves have been made in respect of such default).

     7.5  Non-Compliance with Provisions of This Agreement.  (a) Failure by the
          ------------------------------------------------
Company or its Subsidiaries to comply with or to perform any covenant set forth in Sections 6.7 through 6.15 or Sections 6.25, 6.28, 6.29, 6.30, 6.31 or 6.32;
   ------------         -----------------------------------------------------
or (b) failure by the Company or its Subsidiaries to comply with or to perform any other provision of this Agreement (and not constituting an Event of Default under any of the other provisions of this Section 7) and continuance of such
                                          ---------
failure for 30 days after notice thereof to the Company from the Lender; or

     7.6  Breach of Representations or Warranties.  Any representation or
          ---------------------------------------
warranty made by the Company in this Agreement or in any statement or certificate at any time given by them in writing pursuant hereto or in connection herewith or therewith is false or misleading (i) in any respect, in the case of representations or warranties qualified by a materiality standard including, without limitation, a "material adverse effect" qualifier, or (ii) in any respect which is material to the business, assets, property, operations, results, prospects or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, in the case of all other representations or warranties, in each case on the date made or furnished; or

     7.7  Involuntary Bankruptcy, Appointment of Receiver, etc. (a) A court
          ----------------------------------------------------
having jurisdiction shall enter a decree or order for relief in respect of the Company or any Subsidiary in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not dismissed, stayed or discharged within 60 days after filing; or any other similar relief is not granted and remains unstayed or undismissed under any applicable federal or state law; or (b) an involuntary case is commenced against the Company or any of its Subsidiaries under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of its Subsidiaries or over all or a substantial part of any of their respective properties shall have been entered; or an interim receiver, trustee or other custodian of the Company or any of its Subsidiaries for all or a substantial part of their respective properties is involuntarily appointed, such events under this clause
(b) continue for 60 days unless dismissed, bonded, stayed, vacated or discharged; or

     7.8  Voluntary Bankruptcy, Appointment of Receiver, etc.  (a) The Company
          --------------------------------------------------
or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (b) the Company or any of its Subsidiaries makes any assignment for the benefit of creditors; or (c) the board of directors of the Company or any of its Subsidiaries (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing; or

     7.9  Judgments.  Final judgments which exceed an aggregate of $1,000,000
          ---------
shall be rendered against the Company or any Subsidiary and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments; or

     7.10 Dissolution.  Any order, judgment or decree is entered against the
          -----------
Company or any of its Subsidiaries decreeing the dissolution or split up of the Company or such Subsidiary and such order remains undischarged or unstayed for a period in excess of thirty (30) days; or

     7.11 Solvency.  The Company or any of its Subsidiaries ceases to be solvent
          --------
or admits in writing its present or prospective inability to pay its debts as they become due; or

     7.12 Injunction.  The Company or any of its Subsidiaries is enjoined,
          ----------
restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business for more than thirty (30) days; or

     7.13 ERISA; Pension Plans.  (i) Institution of any steps by the Company or
          --------------------
any other Person to terminate a Pension Plan if as a result of such termination the Company could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $1,000,000; (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA; or (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that the Company and the Controlled Group have incurred on the date of such withdrawal) exceeds $1,000,000; or

     7.14 Invalidity of Subordinated Loan Documents.  Any of the Subordinated
          -----------------------------------------
Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or the Company or its Subsidiaries denies that it has any further liability under any Subordinated Loan Documents to which it is party, or gives notice to such effect; or

     7.15   Change in Control.  (a) Any Person or group of Persons (within the
            -----------------
meaning of Section 13 or 14 of the Exchange Act, but excluding (i) the executive managers of the Company as of the Closing Date and (ii) GTCR Capital Partners, L.P., GTCR Fund VII, L.P. ("GTCR Fund VII") and their respective Affiliates)
                             -------------
shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of the outstanding voting stock of the Company equal to the greater of (x) 25% of the then outstanding shares of voting stock of the Company and (y) the proportion of the then outstanding shares of voting stock of the Company held by GTCR Fund VII and its Affiliates; or (b) during any 12-month period, individuals who at the beginning of such period constituted the Board (together with any directors designated by the holders of the Convertible Preferred Stock or the Lender and new directors whose election by the Board or whose nomination for election by the Company's shareholders was approved by a vote of at least majority of the directors who either were directors at beginning of such period or whose election or nomination was previously so approved) cease for any reason to constitute a majority of the Board; (each of clauses (a) and (b) constituting a "Change of Control");
-------------------                 -----------------

     7.16 Consequences of Default. Upon the occurrence and continuation of any
          -----------------------
Event of Default (but subject to the terms of the Intercreditor Agreement):

          7.16.1.  With respect to any Event of Default (i) by the Guarantors or
(ii) by the Company other than pursuant to Section 7.7 or 7.8 hereof, the Lender
                                           ------------------
may, and shall upon the request of the Majority Holders, upon 30 days prior written notice to the Lender, and upon written notice to the Company, declare the Note to be due and payable, whereupon the principal amount of the Note, together with accrued interest thereon, shall automatically become immediately due and payable, without any other notice of any kind, and without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company.

          7.16.2. The Lender may exercise the rights granted to holders of the Notes in Article Ninth, Part B of the Company's Certificate of Incorporation (as
         ---------------------
in effect following amendment by the Certificate Amendment) to elect an additional director to the Company's Board.

          7.16.3. With respect to any Event of Default by the Company pursuant to Section 7.7 or 7.8 hereof, the principal amount of the Note, together with
   ------------------
accrued interest thereon, shall automatically become immediately due and payable, without any other notice of any kind, and without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company.

          7.16.4. If any Event of Default exists, each holder of the Note shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

SECTION 8.  SUBORDINATION

     The Lender shall enter into a Subordination and Intercreditor Agreement ("Intercreditor Agreement") with the Agent substantially in the form of the
  -----------------------
attached Exhibit D.
         ---------

SECTION 9.  THE GUARANTEES

     9.1  The Guarantees.  In order to induce the Lender to enter into this
          --------------
Agreement and to make the Loans hereunder and in recognition of the direct benefits to be received by each Guarantor from the Loans hereunder, each Guarantor hereby agrees with the Lender as follows (the "Guaranty"):
                                                         --------

          9.1.1. Each Guarantor hereby unconditionally guarantees, as primary obligor and not merely as a surety, jointly and severally with each other Guarantor, to the Lender and its successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of, and interest on the Loans and all other Loan Obligations of the Company. Each Guarantor further agrees that if the Company shall fail to pay any of its Loan Obligations in full when due (whether at stated maturity, by acceleration or otherwise), such Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Loan Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. The obligations of the Guarantors hereunder are referred to herein as the "Guaranteed Obligations."
 ----------------------

     9.2  Guaranteed Obligations Unconditional.  The Guaranteed Obligations are
          ------------------------------------
absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement, the Note, any Document, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Loan Obligations, and to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 9.2 that the obligations of each Guarantor
                            -----------
hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as provided above:

          (i) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Loan Obligations shall be extended, or such performance or compliance shall be waived;

          (ii) any of the acts mentioned in any of the provisions of this Agreement, the Note or any Document or any other agreement or instrument referred to herein or therein shall be done or omitted; or

          (iii) the maturity of any of the Loan Obligations shall be accelerated, or any such Loan Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement, the Note, any Document or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any such Loan Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with.

          9.2.1. Each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Lender exhaust any right, power or remedy or proceed against the Company under this Agreement, the Note, any Document or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Loan Obligations.

     9.3  Reinstatement.  The obligations of each Guarantor under this Section 9
          -------------                                                ---------
shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Loan Obligations is rescinded or must be otherwise restored by any holder of any such Loan Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees, on a joint and several basis, that it will indemnify the Lender and any of its successors or assigns on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Lender or such successors or assigns in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

     9.4  Subrogation.  Each Guarantor hereby waives all rights of subrogation
          -----------
or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Bankruptcy Code) or otherwise by reason of any payment or performance by it pursuant to the provisions of this Section 9.
                   ---------

     9.5  Contribution.
          ------------

          9.5.1. At any time a payment in respect of the Loan Obligations is made under this Guaranty, the right of contribution, if any, of each Guarantor against any other Guarantor required to make any payment to such Guarantor pursuant to this Section 9 (a "Contributor") shall be determined as provided in
                 ---------     -----------
the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a "Relevant Payment") is made on the Loan Obligations under this Guaranty. At any
 ----------------
time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Loan Obligations including the Relevant Payment exceeding such Guarantor's Contribution Percentage (as hereinafter defined) of the aggregate payments made by all Guarantors in respect of the Loan Obligations (such excess, the "Aggregate
                                                                 ---------
Excess Amount"), each such Guarantor shall have a right of contribution against
-------------
each Contributor who has made payments in respect of the Loan Obligations in an aggregate amount less than such Contributor's Contribution Percentage of the aggregate payments made by all Guarantors in respect of the Loan Obligations (the aggregate amount of such deficit, the "Aggregate Deficit Amount") in an
                                            ------------------------
amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all

Guarantors multiplied by (y) the Aggregate Deficit Amount of such
Contributor. A Guarantor's right of contribution, if any, pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment at the time of any subsequent computation; provided, however, that no
                                                      --------  -------
Guarantor may take any action to enforce such right until the Loan Obligations have been irrevocably paid in full in cash and the Note and the Loan Agreement have been terminated; it being expressly recognized and agreed by all parties hereto that any Guarantor's right of contribution arising pursuant to this
Section 9 against any Contributor shall be expressly junior and subordinate to
---------
such Contributor's obligations and liabilities in respect of the Loan Obligations and any other obligations owing under this Guaranty. As used in this Guaranty, (i) each Contributor's "Contribution Percentage" shall mean the
                                       -----------------------
percentage obtained by dividing (x) the Adjusted Guarantor Net Worth of such Contributor by (y) the aggregate Adjusted Guarantor Net Worth of all Guarantors of the respective Loan Obligations; (ii) the "Adjusted Guarantor Net Worth" of
                                              ----------------------------
each Guarantor shall mean the greater of (x) the Guarantor Net Worth of such Guarantor or (y) zero; and (iii) the "Guarantor Net Worth" of each Guarantor
                                      -------------------
shall mean the amount by which the fair salable value of such Guarantor's assets (other than its equity interests in another Guarantor and its rights under this
Section 9) on the later of the date it first became a Guarantor hereunder and
---------
the last date on which the maximum aggregate amount of Loan Obligations which it guarantees pursuant to this Guaranty is increased over that amount which it guaranteed pursuant to this Guaranty on the date it first became a Guarantor hereunder exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Loan Obligations arising under this Guaranty and any liabilities of such Guarantor in respect of intercompany indebtedness to the Company or any of its Subsidiaries or any Affiliate of any such Person), in each case after giving effect to all transactions occurring on such date.

          9.5.2. Each Guarantor recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Guarantor has the right to, and hereby does expressly, waive its contribution right against any other Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent, in the determination of the Lender.

          9.5.3. In any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 9 hereof would otherwise, taking into account the provisions of
      ---------
Section 9.5.1 above be held or determined to be void, invalid or unenforceable,
-------------
or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 9, then, notwithstanding any other provision
                            ---------
hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, the Company, the Lender or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

     9.6  Remedies.  Each Guarantor agrees that, as between such Guarantor and
          --------
the Lender, the Loan Obligations and the Note may be declared to be forthwith due and payable as provided in Section 7 of this Agreement (and shall be deemed
                               ---------
to have become automatically due and payable in the circumstances provided in such Section 7) for purposes of Section 9.1 notwithstanding any stay, injunction
     ---------                  -----------
or other prohibition preventing such declaration (or such Loan Obligation being deemed to have become automatically due and payable ), in which case such Loan Obligations (whether or not due and payable by the Company) shall forthwith become due and payable by such Guarantor for purposes of Section 9.1.
                               -----------

     9.7  Continuing Guarantee.  The guarantee in this Section 9 is a continuing
          --------------------                         ---------
guarantee, and shall apply to all of the Loan Obligations whenever arising. Notwithstanding anything to the contrary in this Agreement, upon (i) the release by the Lenders under this Agreement and the Note of all guarantees of a Guarantor, or (ii) the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor (or all or substantially all of its assets) to an entity which is not a Subsidiary of the Company and which sale or disposition is otherwise in compliance with the terms of this Agreement, such Guarantor shall be deemed released from all obligations under this Section 9
                                                                   ---------
without any further action required on the part of the Lender.

     9.8  Subordination of Guaranteed Obligations.  Notwithstanding anything to
          ---------------------------------------
the contrary in this Agreement, the Company, each Guarantor and the Lender, in making the Loans hereunder, agrees and covenants that the Guaranteed Obligations shall be subordinated and junior in right of payment to the prior payment in full of the Senior Indebtedness, in the same manner, and to the same extent, as the Loan Obligations are subordinated and junior in right of payment to the Senior Indebtedness pursuant to the Intercreditor Agreement, if any.

SECTION 10.  TRANSFERS OF NOTE; LEGENDS

     10.1 Assignments of Note.
          -------------------

          10.1.1. Subject to the terms and conditions of the Credit Documents, the Lender shall have the right at any time, to sell, assign, transfer or negotiate all or any part of the Loans and the Note to one or more Persons, and may grant participations in all or any part of the Note or the Loans evidenced thereby to one or more Persons, provided in either case that such Person is an Eligible Assignee. In the case of any sale, assignment, transfer or negotiation of all or part of the Loans and the Note authorized under this Section 10.1 (but
                                                               ------------
not in the case of a participation), the assignee, transferee or recipient shall have, to the extent of such sale, assignment, transfer or negotiation, the same rights, benefits and obligations as it would if it were a Lender with respect to such Note or the Loans evidenced thereby.

          10.1.2. The Company shall keep at its principal office a register in which the Company shall provide for the registration of the Note and for the transfer of the same. Upon surrender for registration of transfer of the Note at the principal office of the Company, the Company shall, at its expense, promptly execute and deliver one or more new Note of like tenor and of a like aggregate principal amount, registered in the name(s) of such transferee(s) and, in the case of a transfer in part, a new Note in the appropriate partial amount registered in the name(s) of such transferor(s).

          10.1.3. In connection with any sales, assignments or transfers of the Note, the transferor shall give notice to the Company and the Lender of the identity of such parties and obtain agreements from the transferees that all nonpublic information given to such parties pursuant to this Agreement will be held in strict confidence pursuant to a confidentiality agreement reasonably satisfactory to the Company.

     10.2 Investment Representations; Restrictive Legend.
          ----------------------------------------------

          10.2.1. Investment Representations. The Lender individually (but not
                  --------------------------
on behalf of any other subsequent holder of the Note) represents and warrants that as of the Closing Date:

          (a)     Restrictions on Transfer.  The Lender has been advised that
                  ------------------------
     the Note has not been registered under the Securities Act or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Lender is aware that the Company is under no obligation to effect any such registration with respect to the Note or to file for or comply with any exemption from registration. The Lender is receiving the Note from the Company hereunder for its own account and not with a view to, or for resale in connection with, the distribution thereof in violation of the Securities Act; provided, however, that except as provided in the Intercreditor
          --------  -------
     Agreement, if any, the disposition of the Lender's property shall at all times be and remain in its control.

          (b)     Accredited Investor, etc.  The Lender has such knowledge and
                  ------------------------
     experience in financial and business matters so as to be capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and to bear the economic risk of such investment for an indefinite period of time. The Lender is an "accredited investor" as that term is defined in Regulation D under the Securities Act.

          10.2.2. Restrictive Legend.  The Note shall bear a legend in
                  ------------------
substantially the following form:

     "THIS NOTE WAS ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH REGISTRATION UNDER THE ACT IS NOT REQUIRED."

     10.3 Termination of Restrictions.  The restrictions imposed by Section 10.4
          ---------------------------                               ------------
hereof upon the transferability of the Note shall cease and terminate as to the Note (i) when, in the opinion of counsel reasonably acceptable to the Company, such restrictions are no longer required in order to assure compliance with the Securities Act or (ii) when such Note shall have been registered under the Securities Act or transferred pursuant to Rule 144 thereunder. Whenever such restrictions shall cease and terminate as to the Note or such Note shall be transferable under paragraph (k) of Rule 144, the holder thereof shall be entitled to receive from the Company, without expense, new certificates not bearing the legend set forth in Section 11.3 hereof.
                                ------------

     10.4 Note Legend relating to Subordination.  The Note shall bear a legend
          -------------------------------------
in substantially the following form:

     "THIS NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE PURSUANT TO A SUBORDINATION AND INTERCREDITOR AGREEMENT (THE "INTERCREDITOR AGREEMENT") TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE COMPANY PURSUANT TO A SENIOR CREDIT AGREEMENT; AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AGREEMENT; AND A COPY OF THE INTERCREDITOR AGREEMENT SHALL BE AVAILABLE UPON REQUEST TO THE COMPANY BY THE HOLDER HEREOF WITHOUT CHARGE."

     10.5 Note Legend relating to Original Issue Discount.  The Note shall bear
          -----------------------------------------------
a legend in substantially the following form:

     "THIS SECURITY BEARS ORIGINAL ISSUE DISCOUNT. UPON WRITTEN REQUEST TO THE CHIEF EXECUTIVE OFFICER OF SYNAGRO TECHNOLOGIES, INC. IN HOUSTON, TEXAS, INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY WILL BE MADE AVAILABLE."

SECTION 11.  MISCELLANEOUS

     11.1 Expenses.  If and only if the transactions contemplated hereby shall
          --------
be consummated, the Company agrees to promptly pay (i) all the actual and reasonable costs and expenses of preparation of this Agreement and related documents and all costs of furnishing all opinions by counsel for the Company (including, without limitation, any opinions requested by the Lender as to any legal matters arising hereunder), and of the Company's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with, (ii) the reasonable fees, expenses and disbursements of counsel to the Lender in connection with the negotiation, preparation, and execution of the Documents and with the review of other documents related to the Transactions and any Future Acquisitions, and any amendments and waivers hereto or thereto and (iii) after the occurrence of an Event of Default, all costs and expenses (including reasonable attorneys' fees) incurred by the Lender in enforcing any obligations of or in collecting any payments due hereunder or under the Note by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a workout, or any insolvency or bankruptcy proceedings.

     11.2 Indemnity.
          ---------

          11.2.1.  General.  In addition to the payment of expenses pursuant to
                   -------
Section 11.1, whether or not the transactions contemplated hereby shall be
------------
consummated, the Company (as "Indemnitor") agrees to indemnify, pay and hold the
                              ----------
Lender, and the officers, directors, employees, agents, and Affiliates of the Lender (collectively called the "Indemnitees") harmless from and against any and
                                 -----------
all other liabilities, costs, expenses liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of one counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement, the Loans or the other documents related to the Transactions, the Lender's agreement to make the Loans or the use or intended use of the proceeds of any of the proceeds thereof to the Company (the "Indemnified Liabilities"); provided, that, the Indemnitor shall
              -----------------------    --------  ----
not have any obligation to an Indemnitee hereunder with respect to an Indemnified Liability to the extent that such Indemnified Liability arises from the gross negligence or willful misconduct of that Indemnitee. THIS INDEMNITY INDEMNIFIES THE INDEMNITEES AGAINST THEIR OWN NEGLIGENCE. Each Indemnitee shall give the Indemnitor prompt written notice of any claim that might give rise to Indemnified Liabilities setting forth a description of those elements of such claim of which such Indemnitee has knowledge; provided, that, any failure to
                                              --------  ----
give such notice shall not affect the obligations of the Indemnitor unless (and then solely to the extent) such Indemnitor is prejudiced. The Indemnitor shall have the right at any time during which such claim is pending to select counsel to defend and control the defense thereof and settle any claims for which they are responsible for indemnification hereunder (provided, that, the Indemnitor
                                               --------  ----
will not settle any such claim without (i) the appropriate Indemnitee's prior written consent which consent shall not be unreasonably withheld or (ii) obtaining an unconditional release of the appropriate Indemnitee from all claims arising out of or in any way relating to the circumstances involving such claim) so long as in any such event the Indemnitor shall have stated in a writing delivered to the Indemnitee that, as between the Indemnitor and the Indemnitee, the Indemnitor is responsible to the Indemnitee with respect to such claim to the extent and subject to the limitations set forth herein; provided, that, the
                                                            --------  ----
Indemnitor shall not be entitled to control the defense of any claim in the event that in the reasonable opinion of counsel for the Indemnitee there are one or more material defenses available to the Indemnitee which are not available to the Indemnitor; provided, further, that with respect to any claim as to which
                --------  -------
the Indemnitee is controlling the defense, the Indemnitor will not be liable to any Indemnitee for any settlement of any claim pursuant to this Section 11.2
                                                                ------------
that is effected without its prior written consent. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnities or any of them. No Indemnitee (in its capacity as the Lender or holder of the Warrants or Warrant Shares) shall be liable for any indirect or consequential damages in connection with its activities relating to this Agreement, the Note or other documents relating to the Transactions.

          11.2.2. Environmental Liabilities.  Without limiting the generality of
                  -------------------------
the indemnity set out in Section 11.2.1 above, the Company shall defend,
                         --------------
protect, indemnify and hold harmless the Lender and all other Indemnitees from and against any and all actions, causes of action, suits, losses, liabilities, damages, injuries, penalties, fees, costs, expenses and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, the Lender or any other Indemnitee for, with respect to, or as a direct or indirect result of, the past, present or future environmental condition of any property owned, operated or used by the Company, any Subsidiary, their predecessors or successors or of any offsite treatment, storage or disposal location associated therewith, including, without limitation, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, release, or threatened release into, onto or from, any such property or location of any toxic, chemical or hazardous substance, material or waste (including, without limitation, any losses, liabilities, damages, injuries, penalties, fees, costs, expenses or claims asserted or arising under CERCLA, any so-called "Superfund" or "Superlien" law, or any other federal, state, local or foreign statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards on conduct concerning, any toxic, chemical or hazardous substance, material or waste), regardless of whether caused by, or within the control of, the Company or any Subsidiary.

     11.3 Amendments and Waivers.  No amendment, modification, termination,
          ----------------------
waiver or consent of any provision of this Agreement, shall in any event be effective without the written consent of the Majority Holders and the Company; provided, that, no amendment, modification, termination, waiver or consent of
--------  ----
any provision of this Agreement, shall, unless in writing and signed by all the holders of Notes, do any of the following: (a) increase or subject the Lender to any additional obligations, (b) reduce the principal of, or interest on the Loans or any fees, premiums or other amounts payable hereunder, (c) postpone any date fixed for any payment of principal of, or premium or interest on, the Loan or any fees or other amounts payable hereunder (other than as a result of waiving a prepayment required under Section 3.2 or a Default or Event of Default
                                    -----------
giving rise to a right of acceleration, which shall each be by written consent of the Majority Holders), or (d) amend this Section 11.3. Any waiver or consent
                                            ------------
shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Company in any case shall entitle the Company to any further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.3 shall be binding upon each Lender
                                 ------------
at the time outstanding and each future holder thereof.

     11.4 Independence of Covenants.  All covenants hereunder shall be given
          -------------------------
independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists.

     11.5 Notices.  All notices, demands or other communications to be given or
          -------
delivered under or by reason of the provisions of this Agreement shall be in writing and delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, sent via a nationally recognized overnight courier, or via facsimile. Such notices, demands and other communications will be sent to the address indicated below:

     If to the Company:
     -----------------

     Synagro Technologies, Inc.
     1800 Bering Drive, Suite 1000
     Houston, TX 77057
     Attention: Chief Financial Officer
     Telecopier No.: (713) 369-1760

     With a copy to:
     --------------

     Locke Liddell & Sapp LLP
     3400 Chase Tower
     600 Travis Street
     Houston, TX 77002-3095
     Attention:     Michael T. Peters
     Telecopier No.: (713) 223-3717

     If to the Lender:
     ----------------

     GTCR Capital Partners, L.P.
     6100 Sears Tower
     Chicago, IL 60606
     Attention:     David A. Donnini
     Telecopier No.: (312) 382-2201

     With a copy to:
     --------------

     Kirkland & Ellis
     200 East Randolph Drive
     Chicago, IL 60601
     Attention: Stephen L. Ritchie
     Telecopier No.: (312) 861-2200

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party; provided, that, the failure to deliver copies of notices as indicated above
--------  ----
shall not affect the validity of any notice. Any such communication shall be deemed to have been received (i) when delivered, if personally delivered or sent by nationally recognized overnight courier or sent via facsimile or (ii) on the third Business Day following the date on which the piece of mail containing such communication is posted if sent by certified or registered mail.

     11.6 Survival of Warranties and Certain Agreements.
          ---------------------------------------------

          11.6.1. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the execution and delivery of the Note, and shall continue until the repayment of the Note and the Loan Obligations in full; provided, that, if all or any part of such payment is
                          --------  ----
set aside, the representations and warranties contained herein shall continue as if no such payment had been made.

          11.6.2. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Company set forth in Sections 11.1 and
                                                            -------------
11.2 shall survive the payment of the Note and the termination of this
----
Agreement.

     11.7 Failure or Indulgence Not Waiver; Remedies Cumulative.  No failure or
          -----------------------------------------------------
delay on the part of the Lender in the exercise of any power, right or privilege hereunder or under the Note shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement or the Note are cumulative to and not exclusive of, any rights or remedies otherwise available.

     11.8  Severability.  If and to the extent that any provision in this
           ------------
Agreement or the Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions of the Agreement or obligations of the Company under such provisions, or of such provision or obligation in any other jurisdiction, or of such provision to the extent not invalid, illegal or unenforceable shall not in any way be affected or impaired thereby.

     11.9  Heading.  Section and subsection headings in this Agreement are
           -------
included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     11.10 Applicable Law.  This Agreement shall be governed by, and shall be
           --------------
construed and enforced in accordance with, the laws of the State of Illinois without regard to the principles of conflicts of laws.

     11.11 Successors and Assigns; Subsequent Holders of Note.  This Agreement
           --------------------------------------------------
shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lender. The terms and provisions of this Agreement and all certificates delivered pursuant hereto shall inure to the benefit of any assignee or transferee of the Note, to the extent the assignment is permitted hereunder, and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Lender shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. The Company's rights or any interest therein or hereunder may not be assigned without the written consent of the Majority Holders.

     11.12 Consent to Jurisdiction and Service of Process.  ALL JUDICIAL
           ----------------------------------------------
PROCEEDINGS BROUGHT AGAINST THE COMPANY WITH RESPECT TO THIS AGREEMENT OR THE NOTE MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF ILLINOIS LOCATED IN THE CITY OF CHICAGO, ILLINOIS AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT THE COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT SUBJECT, HOWEVER, TO RIGHTS OF APPEAL. THE COMPANY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF COPIES OF ANY SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY DELIVERING A COPY OF SUCH PROCESS TO SUCH PARTY, AT ITS ADDRESS SPECIFIED IN SECTION 11.5, OR BY
                                                           ------------
ANY OTHER METHOD PERMITTED BY APPLICABLE LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE

LENDER TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION.

     11.13  Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY WAIVES, TO
            --------------------
THE FULL EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER DOCUMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, NO CLAIM MAY BE MADE BY THE COMPANY AGAINST THE LENDER FOR ANY LOST PROFITS OR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY BREACH OR WRONGFUL CONDUCT (OTHER THAN WILLFUL MISCONDUCT CONSTITUTING ACTUAL FRAUD) IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED HEREUNDER OR UNDER THE OTHER DOCUMENTS, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH; THE COMPANY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SUCH DAMAGES. THE COMPANY AGREES THAT THIS SECTION 11.13 IS A SPECIFIC AND MATERIAL ASPECT OF THIS
                         -------------
AGREEMENT AND ACKNOWLEDGES THAT THE LENDER WOULD NOT EXTEND TO THE COMPANY ANY MONIES HEREUNDER IF THIS SECTION 11.13 WERE NOT PART OF THIS AGREEMENT.
                         -------------

     11.14  No Personal Obligations.  Notwithstanding anything to the contrary
            -----------------------
contained herein or in any other Document, it is expressly understood and the Lender expressly agrees that nothing contained herein, in any other Document or in any other document contemplated hereby or thereby (whether from a covenant, representation, warranty or other provision herein) shall create, or be construed as creating, any personal liability of any shareholder, director, officer, employee, agent, partner or Affiliate of the Company or its Subsidiaries, in its capacity as such or otherwise, with respect to (a) any payment obligation of the Company or its Subsidiaries, (b) any obligation of the Company or its Subsidiaries to perform any covenant, undertaking, indemnification or agreement, either express or implied, contained herein or in any other Document, (c) any other claim or liability to the Lender under or arising under this Agreement or any other Document, in any other document contemplated hereby or thereby or (d) any credit extended or loan made; provided, that, nothing herein shall be deemed to be a waiver of claims arising
--------  ----
from fraud.

     11.15  Counterparts; Effectiveness.  This Agreement and any amendments,
            ---------------------------
waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto, and written or telephonic notification of such execution and authorization of delivery thereof has been received by the Company and the Lender.

     11.16  Entirety.  This Agreement and the Documents embody the entire
            --------
agreement among the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

                               *   *   *   *   *

     IN WITNESS WHEREOF, the parties hereto have caused this Senior Subordinated Loan Agreement to be executed by the respective duly authorized officers of the undersigned and by the undersigned as of the date first written above.

                                        SYNAGRO TECHNOLOGIES, INC.


                                        By: /s/ Ross M. Patten
                                            ---------------------
                                        Name: Ross M. Patten
                                              -------------------
                                        Title: Chairman/CEO
                                               ------------------

                                        GTCR CAPITAL PARTNERS, L.P.

                                        By:  GTCR Mezzanine Partners, L.P.
                                        Its: General Partner

                                        By:  GTCR Partners VI, L.P.
                                        Its: General Partner

                                        By:  GTCR Golder Rauner, L.L.C.
                                        Its: General Partner

                                        By:  /s/ David A. Donnini
                                             --------------------
                                        Name: David A. Donnini
                                        Its:  Principal

Counterpart signature page to Senior Subordinated Loan Agreement dated as of January 27, 2000 among Synagro Technologies, Inc., GTCR Capital Partners, L.P. and certain Guarantors:

                              SYNAGRO WEST, INC.
                              SYNAGRO OF CALIFORNIA, INC.
                              SYNAGRO COMPOSTING COMPANY OF
                                   CALIFORNIA, INC.
                              SYNAGRO MIDWEST, INC.
                              SYNAGRO OF MICHIGAN, INC.
                              SYNAGRO OF WISCONSIN, INC.
                              SYNAGRO SOUTHWEST, INC.
                              SYNAGRO OF TEXAS - VITAL-CYCLE, INC.
                              SYNAGRO OF TEXAS - CDR, INC.
                              SYNAGRO SOUTHEAST, INC.
                              SYNAGRO OF NORTH CAROLINA - AMSCO, INC.
                              SYNAGRO OF FLORIDA - ANTI-POLLUTION,
                                INC.
                              SYNAGRO OF NORTH CAROLINA - EWR, INC.
                              SYNAGRO OF  FLORIDA - A&J, INC.
                              SYNAGRO NORTHEAST, INC.
                              SYNAGRO MID-ATLANTIC, INC.
                              ORGANI-GRO, INC.
                              ST INTERCO, INC.
                              COMPOSTING CORPORATION OF AMERICA
                              MICHIGAN ORGANIC RESOURCES, INC.


                              By: /s/ Ross M. Patten
                                  --------------------------
                              Name: Ross M. Patten
                                    ------------------------
                              Title: _______________________


                              NEW HAVEN RESIDUALS SYSTEMS, INC.
                              RESIDUAL TECHNOLOGIES SYSTEMS, INC.
                              FAIRHAVEN RESIDUAL SYSTEMS, INC.
                              NEW ENGLAND TREATMENT COMPANY, INC.
                              NETCO-CONNECTICUT, INC.
                              NETCO-WATERBURY SYSTEMS, INC.
                              NETCO-RESIDUALS MANAGEMENT SYSTEMS, INC.


                              By: /s/ Ross M. Patten
                                  --------------------------
                              Name: Ross M. Patten
                                    ------------------------
                              Title: _______________________

                              NETCO-RESIDUALS MANAGEMENT, LIMITED
                              PARTNERSHIP

                              By: Netco-Residuals Management Systems, Inc., its General Partner

                                   By: /s/ Ross M. Patten
                                       ------------------------
                                   Name: Ross M. Patten
                                         ----------------------
                                   Title:______________________


                              RESIDUAL TECHNOLOGIES, LIMITED
                              PARTNERSHIP

                              By:  Residual Technologies Systems, Inc.,
                                   its General Partner

                                   By: /s/ Ross M. Patten
                                       ------------------------
                                   Name: Ross M. Patten
                                         ----------------------
                                   Title:______________________


                              FAIRHAVEN RESIDUALS, LIMITED PARTNERSHIP

                              By:  Fairhaven Residual Systems, Inc.,
                                   its General Partner

                                   By: /s/ Ross M. Patten
                                       ------------------------
                                   Name: Ross M. Patten
                                         ----------------------
                                   Title:______________________

                                PROVIDENCE SOILS, LLC

                                By: /s/ Ross M. Patten
                                    ---------------------------
                                     its Member


                                   By:_________________________
                                   Name: Ross M. Patten
                                         ----------------------
                                   Title:______________________

                                List of Exhibits
                                ----------------

Exhibit A    Definitions
Exhibit B    Form of Note
Exhibit C    Compliance Certificate
Exhibit D    Form of Intercreditor Agreement
Exhibit E    Form of Amendment to Restated Certificate of Incorporation


                          List of Disclosure Schedules
                          ----------------------------

Capitalization Schedule
Subsidiary Schedule
Restrictions Schedule
Financial Statements Schedule
Liabilities Schedule
Adverse Change Schedule
Developments Schedule
Assets Schedule
Owned Real Property Schedule
Leased Property Schedule
Taxes Schedule
Contracts Schedule
Employee Benefits Schedule
Intellectual Property Schedule
Litigation Schedule
Consents Schedule
Shareholders Consent Schedule
Insurance Schedule
Schedule of Key Employees
Employee Benefit Schedule
Environmental Schedule
Affiliated Transactions Schedule
Customer Schedule
Unsecured Seller Debt Schedule
Capital Lease Debt Schedule
Liens Schedule

                                                                       EXHIBIT A
                                                                       ---------


                                  DEFINITIONS
                                  -----------

     "Accounting Changes" shall mean changes in GAAP or interpretations of GAAP
      ------------------
occurring after the Closing Date.

     "Acquisition" has the meaning set forth in the recitals to the Agreement.
      -----------

     "Acquisition Agreement" has the meaning set forth in the recitals to the
      ---------------------
Agreement.

     "Act" has the meaning set forth in Section 10.2.2 to the Agreement.
      ---                               --------------

     "Adjusted Capital Expenditures" means Capital Expenditures other than
      -----------------------------
Capital Expenditures made from the proceeds of asset sales.

     "Adjusted EBITDA" means, for any period, EBITDA for such period; provided
      ---------------                                                 --------
that in calculating Adjusted EBITDA, (a) the consolidated net income of any Person acquired by the Company or any Subsidiary during such period (plus, to the extent deducted in determining such consolidated net income, interest expense, income tax expense, depreciation and amortization of such Person) shall be included on a pro forma basis for such period (assuming the consummation of
                 --- -----
each such acquisition and the incurrence or assumption of any Debt in connection therewith occurred on the first day of such period, but adjusted to add back non-recurring expenses and other items disclosed in the report of Arthur Andersen LLP dated on or about January 27, 2000 (such as owner compensation) or otherwise disclosed in connection with Future Acquisitions approved by the Lender, in each case to the extent disclosed to and reasonably approved by the Majority Holders) based upon (i) to the extent available, (x) the audited consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the fiscal year of such Person preceding the acquisition of such Person and the related audited consolidated statements of income, stockholders' equity and cash flows for such fiscal year and (y) any subsequent unaudited financial statements for such Person for the period prior to the acquisition of such Person so long as such statements were prepared on a basis consistent with the audited financial statements referred to above or (ii) to the extent the items listed in clause (i) are not available, such historical
                                  ----------
financial statements and other information as is disclosed to, and reasonably approved by, the Majority Holders; (b) the consolidated net income of any Person (or division or similar business unit) disposed of by the Company or any Subsidiary during such period (plus, to the extent deducted in determining such consolidated net income, interest expense, income tax expense, depreciation and amortization of such Person (or division or business unit)) shall be excluded on a pro forma basis for such period (assuming the consummation of such disposition
  --- -----
occurred on the first day of such period) and (c) the Special Charges (net of any Recoveries received or taken), if applicable, shall be added to EBITDA.

     "Adjusted Guarantor Net Worth" has the meaning set forth in Section 9.5.1
      ----------------------------                               -------------
of this Agreement.

     "Affiliate," as applied to any Person, means any other Person directly or
      ---------
indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly, indirectly or beneficially, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. The Lender nor any parent of the Lender nor any Subsidiary of the Lender shall not be treated as an Affiliate of the Company nor shall be deemed to be a holder of 5% or more of any class of equity securities of the Company.

     "Affiliated Group" means any affiliated group as defined in IRC (S)1504
      ----------------
that has filed a consolidated return for federal income tax purposes (or any similar group under state, local or foreign law) for a period during which the Company or any of its Subsidiaries was a member.

     "Agent" has the meaning set forth in the recitals to the Agreement.
      -----

     "Agreement" means this Senior Subordinated Loan Agreement, as from time to
      ---------
time in effect, of which this Exhibit is a part.

     "Applicable Asset Sale Proceeds" means the Net Cash Proceeds from any Asset
      ------------------------------
Sale, excluding (i) Net Cash Proceeds from any Asset Sale of transportation,
      ---------
processing and spreading equipment so long as such Net Cash Proceeds are used to purchase similar transportation, processing or spreading equipment within six months after such Asset Sale and (ii) the first $250,000 of Net Cash Proceeds received from all other Asset Sales in any Fiscal Year.

     "Approved Use" has the meaning set forth in Section 2.2.3 to the Agreement.
      ------------                               -------------

     "Asset Sale" means the sale, lease, assignment or other transfer for value
      ----------
by the Company or any Subsidiary to any Person (other than the Company or any Subsidiary) of any asset or right of the Company or such Subsidiary (including any sale or other transfer of stock of any Subsidiary, whether by merger, consolidation or otherwise).

     "Bankruptcy Code" means Title 11 of the United States Code, as now and
      ---------------
hereafter in effect, or any successor statute.

     "Benefit Plan" has the meaning set forth in Section 4.19.1 of the
      ------------                               --------------
Agreement.

     "Board" means the Board of Directors of the Company.
      -----

     "Borrowers' Certificate" means, as applied to any company, a certificate
      ----------------------
executed on behalf of such company by its chairman of the board (if an officer), its chief executive officer, its president or its Chief Financial Officer;

provided, that, every Borrowers' Certificate with respect to the compliance with
--------  ----
a condition precedent to the making of loans hereunder shall include (i) a statement that the officer or officers making or giving such Borrowers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement of the signers that they have made or have caused to be made such examination or investigation as they deem necessary to enable them to certify that such condition has been complied with, and (iii) a statement that such condition has been complied with.

     "Business Day" means any day excluding Saturday, Sunday and any day which
      ------------
is a legal holiday under the laws of the States of Illinois or Texas or is a day on which banking institutions located in Chicago, Illinois or Houston, Texas are authorized or required by law or other governmental action to close.

     "Capital Expenditures" means all expenditures which, in accordance with
      --------------------
GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Company, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

     "Capital Lease" means, with respect to any Person, any lease of (or other
      -------------
agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

     "Cash Equivalent Investment"  means, at any time, (a) any evidence of Debt,
      --------------------------
maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Bank or its holding company) rated at least A-l by Standard & Poor's Ratings Group or P-l by Moody's Investors Service, Inc., (c) any certificate of deposit (or time deposits represented by such certificates of deposit) or bankers acceptance, maturing not more than one year after such time, or overnight Federal Funds transactions that are issued or sold by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, (d) any repurchase agreement entered into with any Bank (or other commercial banking institution of the stature referred to in clause (c)) which
                                                             ----------
(i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) and (ii) has a market value at
                         -----------         ---
the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Bank (or other commercial banking institution) thereunder and (e) investments in short-term asset management accounts offered by any Bank for the purpose of investing in loans to any corporation (other than the Company or an Affiliate of the Company), state or municipality, in each case organized under the laws of any state of the United States or of the District of Columbia.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and
      ------
Liability Act of 1980 ("CERCLA"), as amended, or any other Environmental and Safety Requirements.

     "Certificate Amendment" has the meaning set forth in Section 5.1.14 to the
      ---------------------                                       ------
Agreement.

     "Certificates of Designation" means the Company's Certificates of
      ---------------------------
Designation filed pursuant to the Preferred Stock Purchase Agreement relating to the Convertible Preferred Stock.

     "Change of Control" has the meaning set forth in Section 7.15 of the
      -----------------                               ------------
Agreement.

     "Chief Financial Officer" means the highest ranking officer of any company
      -----------------------
then in charge of the financial matters of such company.

     "Closing" has the meaning set forth in Section 2.4 to the Agreement.
      -------                               -----------

     "Closing Date" has the meaning set forth in Section 2.4 to the Agreement.
      ------------                               -----------

     "Code" means the Internal Revenue Code of 1986, as amended, or any
      ----
successor statute.

     "Common Stock" means the Company's common stock, par value $.002 per share.
      ------------

     "Company" has the meaning set forth in the preamble to this Agreement.
      -------

     "Computation Period" means each period of four consecutive Fiscal Quarters
      ------------------
ending on the last day of a Fiscal Quarter.

     "Consolidated Net Income" means, with respect to the Company and its
      -----------------------
Subsidiaries for any period, the net income (or loss) of the Company and its Subsidiaries for such period, excluding any extraordinary gains during such
                              ---------
period.

     "Controlled Group" means all members of a controlled group of corporations
      ----------------
and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

     "Contributor" has the meaning set forth in Section 9.5.1 to the Agreement.
      -----------                              --------------

     "Contribution Percentage" has the meaning set forth in Section 9.5.1 to the
      -----------------------                               -------------
Agreement.

     "Convertible Preferred Stock" means the Company's Series D Convertible
      ---------------------------
Preferred Stock, par value $.002 per share, and each other series of the Company's convertible preferred stock issued, or from time to time issuable, pursuant to the Preferred Stock Purchase Agreement and the exercise of Warrants issued pursuant to the Warrant Agreement.

     "Credit Agreement" has the meaning set forth in the recitals to the
      ----------------
Agreement, together with any schedules, exhibits, appendices or other attachments thereto, as such agreement may be amended, restated, extended, renewed, supplemented, refinanced, replaced or otherwise modified from time to time (including, without limitation, by increasing the amount of available borrowings thereunder or adding any direct or indirect Subsidiaries of the Company as additional borrowers or guarantors thereunder) and whether by the same or any other agent, lender or group of lenders.

     "Credit Documents" means, collectively, the Credit Agreement, the related
      ----------------
security agreements, guarantees, pledge agreements, notes and the other documents executed in connection therewith, the Intercreditor Agreement, and each other document or instrument executed by the Company, any Subsidiary of the Company or any other obligor under any such documents, including any schedules, exhibits, appendices or other attachments thereto.

     "Debt" of any Person means, without duplication, (a) all indebtedness of
      ----
such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such indebtedness, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such indebtedness or the fair market value of all property of such Person securing such indebtedness), (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person (including the letters of credit), (f) all Hedging Obligations of such Person,
(g) all Suretyship Liabilities of such Person and (h) all Debt of any partnership in which such Person is a general partner. The amount of any Person's Debt in respect of any obligation to pay the deferred purchase price of property or services where such obligation (including any such obligation evidenced by a note or similar instrument) is contingent upon sales, revenues, the achievement of a particular business goal or any similar test shall be the maximum amount which (at any date of determination) is reasonably expected to be paid in respect of such obligation as estimated by the Company (subject to the approval of the Lender, which shall not be unreasonably withheld).

     "Default" means any event, act or condition which with notice or lapse of
      -------
time, or both, would constitute an Event of Default.

     "DGCL" has the meaning set forth in Section 4.27 of the Agreement.
      ----                               ------------

     "Documents" means the Credit Documents, the Subordinated Loan Documents,
      ---------
the Acquisition Agreement, the Warrant Agreement, the Warrants, the Preferred Stock Purchase Agreement, the Registration Agreement, the Professional Services Agreement, the Monitoring Agreement and all documents, certificates and agreements delivered with respect thereto, in each case, together with any schedules, exhibits, appendices or other attachments thereto.

     "EBITDA" means, for any period, Consolidated Net Income for such period
      ------
plus to the extent deducted in determining such Consolidated Net Income,
----
Interest Expense, income tax expense, depreciation and amortization for such period.

     "Eligible Assignee" means (i) any Lender or any affiliate (as defined in
      -----------------
the Exchange Act) of any Lender, (ii) any commercial bank, insurance company, mutual fund, (iii) any investment fund or finance company or other entity that is an institutional "accredited investor" (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses (such commercial bank, insurance company, mutual fund, investment fund, finance company or other entity collectively referred to herein as a "Finance Company"), which, in the case of any Finance Company, together with such Finance Company's affiliates (as defined in the Exchange Act), has assets or assets under management equal to or greater than $500,000,000.

     "Environmental Claims" means all claims, however asserted, by any
     ---------------------
governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release of Hazardous Substances or injury to the environment.

     "Environmental Laws" means all federal, state or local laws, statutes,
      ------------------
common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed and enforceable duties, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to environmental matters.

     "Environmental Lien" shall mean any Lien, whether recorded or unrecorded,
      ------------------
in favor of any governmental entity, relating to any liability of the Company or any Subsidiary arising under any Environmental and Safety Requirements.

     "Environmental and Safety Requirements" shall mean all federal, state,
      -------------------------------------
local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including, without limitation, all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation).

     "EPIC" means Environmental Protection & Improvement Co., a New Jersey
      ----
corporation.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time, or any successor statute.

     "Event of Default" has the meaning set forth in Section 7.1 of the
      ----------------                               -----------
Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from
      ------------
time to time, and any successor statute.

     "Fiscal Quarter" means a fiscal quarter of a Fiscal Year.
      --------------

     "Fiscal Year" means the fiscal year of the Company and its Subsidiaries,
      -----------
which period shall be the 12-month period ending on December 31 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 1999") refer to the Fiscal Year ending on December 31 of such calendar year.

     "Fixed Charge Coverage Ratio" means:
      ---------------------------

     (a) for any Computation Period ending on or prior to December 31, 2000, the ratio of (i) Adjusted EBITDA less Adjusted Capital Expenditures for such Computation Period to (ii) the sum of Interest Expense to the extent payable in cash for such Computation Period plus the actual aggregate amount of all principal payments on Debt required to be made by the Company and its Subsidiaries during such Computation Period; provided that (x) in calculating
                                             --------
Capital Expenditures, capital expenditures of any Person (or division or similar business unit) acquired by the Company or any Subsidiary during such period shall be included on a pro forma basis for such period and the capital
                       --- -----
expenditures of any Person (or division or similar business unit) disposed of by the Company or any Subsidiary during such period shall be excluded on a pro
                                                                        ---
forma basis for such period and (y) in calculating Interest Expense, any Debt
-----
incurred or assumed in connection with the acquisition of any Person (or division or similar business unit) shall be assumed to have been incurred or assumed on the first day of such period and any Debt assumed by any Person (other than the Company or any Subsidiary) in connection with the disposition of any Person (or division or similar business unit) disposed of by the Company or any Subsidiary during such period shall be assumed to have been repaid on the first day of such period; and

     (b) for any Computation Period thereafter, the ratio of (i) EBITDA less Adjusted Capital Expenditures for such Computation Period to (ii) the sum of Interest Expense to the extent payable in cash for such Computation Period plus the actual aggregate amount of all principal payments on Debt required to be made by the Company and its Subsidiaries during such Computation Period.

     "Foreign Subsidiary" means each Subsidiary of the Company which is
      ------------------
organized under the laws of any jurisdiction other than, and which is conducting the majority of its business outside of, the United States or any state thereof.

     "FRB" means the Board of Governors of the Federal Reserve System or any
      ---
successor thereto.

     "Funded Debt" means all Debt of the Company and its Subsidiaries, excluding
      -----------
(i) contingent obligations in respect of undrawn letters of credit and Suretyship Liabilities (except, in each case, to the extent constituting Suretyship Liabilities in respect of Debt of a Person other than the Company or any Subsidiary), (ii) Hedging Obligations and (iii) Debt of the Company to Subsidiaries and Debt of Subsidiaries to the Company or to other Subsidiaries.

     "Funded Debt to Adjusted EBITDA Ratio" means, for any Computation Period,
      ------------------------------------
the ratio of (i) Funded Debt as of the last day of such Computation Period to
(ii) Adjusted EBITDA for such Computation Period.

     "Future Acquisitions" has the meaning set forth in Section 2.2.3 to the
      -------------------
Agreement.

     "GAAP" means generally accepted accounting principles set forth from time
      ----
to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

     "GTCR Fund VII" has the meaning set forth in Section 7.15 to the Agreement.
      -------------                               ------------

     "Guaranteed Obligations" has the meaning set forth in Section 9.1.1 of the
      ----------------------
Agreement.

     "Guarantor" means, on any day, each Subsidiary that has executed a
      ---------
counterpart of this Agreement (or is required to execute a counterpart of this Agreement on that date).

     "Guarantor Net Worth" has the meaning set forth in Section 9.5.1 of the
      -------------------                               -------------
Agreement.

     "Guaranty" has the meaning set forth in Section 9.1 of the Agreement
      --------                               -----------

     "Hazardous Substances" means any hazardous waste, as defined by 42 U.S.C.
      --------------------
(S)6903(5), any hazardous substance as defined by 42 U.S.C. (S)9601(14), any pollutant or contaminant as defined by 42 U.S.C. (S)9601(33) or any toxic substance, oil or hazardous material or other chemical or substance regulated by any Environmental Law, excluding household hazardous waste.

     "Hedging Obligations" means, with respect to any Person, all liabilities of
      -------------------
such Person under interest rate, currency and commodity swap agreements, cap agreements and collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

     "Immaterial Law" means any provision of any Environmental Law the violation
      --------------
of which will not (a) violate any judgment, decree or order which is binding upon the Company or any Subsidiary, (b) result in or threaten any injury to public health or the environment or any material damage to the property of any Person or (c) result in any liability or expense (other than any de minimis
                                                                 -- -------
liability or expense) for the Company or any Subsidiary; provided that no provision of any Environmental Law shall be an Immaterial Law if the Lender has notified the Company that the Lender has determined in good faith that such provision is material.

     "Indemnified Liabilities" has the meaning set forth in Section 11.2 of the
      -----------------------                               ------------
Agreement.

     "Indemnitees" has the meaning set forth in Section 11.2 of the Agreement.
      -----------                               ------------

     "Indemnitors" has the meaning set forth in Section 11.2 of the Agreement.
      -----------                               ------------

     "Initial Loan" has the meaning set forth in Section 2.2.2 of the Agreement.
      ------------

     "Intellectual Property Rights" means all (i) patents, patent applications,
      ----------------------------
patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith,
(iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights and
(viii) copies and tangible embodiments thereof (in whatever form or medium).

     "Intercreditor Agreement" has the meaning set forth in Section 8 of the
      -----------------------                               ---------
Agreement.

     "Interest Coverage Ratio" means, for any Computation Period, the ratio of
      -----------------------
(a) EBITDA for such Computation Period plus, if applicable, any Special Charges (net of any Recoveries received or taken) to (b) Interest Expense to the extent payable in cash for such Computation Period.

     "Interest Expense" means, as to any Person for any Computation Period, the
      ----------------
consolidated interest expense of the Company and its Subsidiaries for such Computation Period (including all imputed interest on Capital Leases).

     "Interest Payment Date" has the meaning set forth in Section 3.2.2 of the
      ---------------------                               -------------
Agreement.

     "Interest Period" has the meaning set forth in Section 3.2.2 of the
      ---------------                               -------------
Agreement.

     "Investment" means, relative to any Person, (a) any loan or advance made by
      ----------
such Person to any other Person (excluding any commission, travel or similar advances made to directors, officers and employees of the Company or any of its Subsidiaries), (b) any Suretyship Liability of such Person, (c) any ownership or similar interest held by such Person in any other Person and (d) deposits and the like relating to prospective acquisitions of businesses.

     "Leases" has the meaning set forth in Section 4.10.2 of the Agreement.
      ------

     "Lender" shall have the meaning set forth in the preamble to the Agreement,
      ------
and shall also mean any assignees of the Note pursuant to Section 10 of the
                                                          ----------
Agreement.

     "Lien" means, with respect to any Person, any interest granted by such
      ----
Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

     "Loan" and "Loans" have the meaning set forth in Section 2.1 of the
      ----       -----                                -----------
Agreement.

     "Loan Obligations" mean any and all obligations of the Company or the
      ----------------
Guarantors under the Subordinated Loan Documents, including, without limitation, the obligation to pay principal, interest, expenses, attorneys' fees and disbursements, indemnities and other amounts payable thereunder or in connection therewith or related thereto.

     "Majority Holders" means the holders in interest of more than 50% of the
      ----------------
aggregate principal amount of the Note and Loans evidenced thereby.

     "Margin Stock" means any "margin stock" as defined in Regulation U of the
      ------------
FRB.

     "Material Adverse Effect" means a material adverse change in, or a material
      -----------------------
adverse effect on, (a) the business, assets, property, operations, results, prospects or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or (b) the validity or enforceability of the Agreements, the Note, the Warrants, the Warrant Agreement, or the Registration Agreement or the rights or remedies, taken as a whole, of the Lender thereunder.

     "Maturity Date" means January 27, 2008.
      -------------

     "Maximum Senior Indebtedness" has the meaning set forth in Section 6.9
      ---------------------------
hereof.

     "Monitoring Agreement" means that certain Monitoring Agreement, dated as of
      --------------------
the date hereof, between the Company and GTCR Golder Rauner, L.L.C.

     "Multiemployer Pension Plan" means a multiemployer plan, as such term is
      --------------------------
defined in Section 4001(a)(3) of ERISA, and to which the Company or any member
           ------------------
of the Controlled Group may have any liability.

     "Nasdaq" has the meaning set forth in Section 6.26 of the Agreement.
      ------                               ------------

     "Net Cash Proceeds" means:
      -----------------

     (a) with respect to any Asset Sale, the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by the Company or any Subsidiary pursuant to such Asset Sale, net of
(i) the direct costs relating to such Asset Sale (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by the Company to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (iii) amounts required to be applied to the repayment of any Debt secured by a Lien on the asset subject to such Asset Sale (other than Debt hereunder); and

     (b) with respect to any issuance of equity securities or Debt, the aggregate cash proceeds received by the Company or any Subsidiary pursuant to such issuance, net of the direct costs relating to such issuance (including sales and underwriter's discounts and commissions and legal, accounting and investment banking fees).

     "Net Worth" means the Company's consolidated stockholders' equity
      ---------
(including the Convertible Preferred Stock but excluding any equity attributable to any preferred stock which is mandatorily redeemable, or redeemable at the option of the holder thereof, prior to one year following the final stated maturity of the Loans).

     "1999 Special Charges" means up to $1,500,000 of special charges taken by
      --------------------
the Company in the 1999 Fiscal Year (of which not more than $500,000 may be cash payable after January 27, 2000).

     "Note" has the meaning set forth in Section 3.1 of this Agreement.
      ----                               -----------

     "Other Documents" means the Documents other than the Subordinated Loan
      ---------------
Documents.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity
      ----
succeeding to any or all of its functions under ERISA.

     "Pension Plan" means a "pension plan", as such term is defined in Section
      ------------                                                     -------
3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer
----
Pension Plan), and to which the Company or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time
                                           ------------
during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.
                           ------------

     "Permitted Encumbrances" means (a) statutory liens for current taxes or
      ----------------------
other governmental charges with respect to the Real Property not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by the Company and for which appropriate reserves have been established in accordance with GAAP; (b) mechanics, carriers workers, repairers and similar statutory liens arising or incurred in the ordinary course of business for amounts which are not delinquent and which are not, individually or in the aggregate, material to the operation of the Company's or its Subsidiaries' business; (c) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the Real Property which are not violated by the current use and operation of the Real Property; and (d) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Real Property which do not materially impair the occupancy or use of the Real Property for the purposes for which it is currently used in connection with the Company's or its Subsidiaries' business.

     "Permitted Refinancing Debt" means any Debt issued in exchange for, or the
      --------------------------
net proceeds of which are used to refinance, renew, replace, defease or refund the Senior Indebtedness (including, without limitation, the stated amounts of letters of credit and all unused commitments); provided that: (1) the principal
                                               -------- ----
amount of such Debt does not exceed the Maximum Senior Indebtedness (including, without limitation, the stated amounts of letters of credit and all unused commitments) at the time of such refinancing renewal, replacement, defeasance or refunding (plus the amount of reasonable fees and expenses incurred in connection therewith); (2) such Debt has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Senior Indebtedness being refinanced, renewed, replaced, defeased or refunded and such Debt has a final maturity equal to or later than the Senior Indebtedness being refinanced, renewed, replaced, defeased or refunded ; (3) such Debt is ranked superior in right of payment to the Loans on terms at least as favorable to the holders of the Loans as those, if any, contained in the documentation governing the Senior Indebtedness (including the Intercreditor Agreement); (4) the annual interest rate with respect to such Debt (x) if it is a fixed rate, it is not more than 2% per annum more than, and such interest is payable no more frequently than, that of the Senior Indebtedness as in effect on the date hereof and (y) if it is a variable rate, the index used for the calculation of the annual interest rate is substantially similar to and the margins applied to such index are not more than 2% per annum more than, and such interest is payable no more frequently than, that of the Senior Indebtedness as in effect on the date hereof; (5) such Debt is incurred by the Company; and (6) such Debt satisfies the provisions of the subsection of Section 6.9(a) pursuant to which the Debt
                                    --------------
being refinanced was incurred.

     "Person" means and includes natural persons, corporations, limited
      ------
partnerships, limited liability companies, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivision thereof.

     "Preferred Stock Purchase Agreement" has the same meaning in the recitals
      ----------------------------------
to the Agreement.

     "Professional Services Agreement" means that certain Professional Services
      -------------------------------
Agreement, dated as of the date hereof, between the Company and GTCR Golder Rauner, L.L.C.

     "Purchased Preferred" means the Convertible Preferred Stock purchased from
      -------------------
time to time pursuant to the Preferred Stock Purchase Agreement.

     "Real Property" means the Owned Real Property and Leased Real Property.
      -------------

     "Recoveries" means, without duplication, (i) any amounts (including
      ----------
insurance proceeds and proceeds from any judgment or settlement) received by the Company or any Subsidiary arising out of any other matter which gave rise to any Special Charge and (ii) any reversal of any reserve established in connection with any Special Charge.

     "Registration Agreement" has the meaning set forth in the recitals to the
      ----------------------
Agreement.

     "Regulations U and X" means Regulations U and X of the FRB as in effect
      -------------------
from time to time.

     "Related Person" has the meaning set forth in Section 4.19.6 of the
      --------------                               --------------
Agreement.

     "Relevant Payment" has the meaning set forth in Section 9.5.1 of the
      ----------------                               -------------
Agreement.

     "Release" shall have the meaning set forth in CERCLA.
      -------

     "RESTEC" means the Persons and interests acquired pursuant to the
      ------
Acquisition.

     "RESTEC Bonds" means the Sewage Sludge Disposal Facility Revenue Bonds
      ------------
(Netco -Waterbury, Limited Partnership Project - 1995 Series) and the Sewage Sludge Disposal Facility Revenue Bonds (New Haven Residuals, Limited Partnership Project - 1996 Series).

     "Rhode Island Project" means the proposed project in which RESTEC would
      --------------------
develop a soil manufacturing facility to process biosolids in Rhode Island for which a proposal was submitted in response to a request for proposals issued by the Rhode Island Resource Recovery Corporation. RESTEC originally contemplated a joint venture for this project, but both of its proposed partners have now agreed to sell their rights to the project to RESTEC for contingent payments.

     "SEC" means the Securities and Exchange Commission.
      ---

     "Securities Act" means the Securities Act of 1933, as amended from time to
      --------------
time.

     "Senior Funded Debt" means the remainder of (a) Funded Debt minus (b)
      ------------------                                         -----
Subordinated Debt.

     "Senior Funded Debt to Adjusted EBITDA Ratio" means , for any Computation
      -------------------------------------------
Period, the ratio of (i) Senior Funded Debt as of the last day of such Computation Period to (ii) Adjusted EBITDA for such Computation Period.

     "Senior Indebtedness" means all obligations of the Company now or hereafter
      -------------------
incurred pursuant to the Credit Documents, including any increase, refinancing, refunding, renewal, extension or replacement thereof permitted hereunder, whether for principal, premium (if any), interest, fees or expenses payable thereon or pursuant thereto.

     "Senior Lenders" has the meaning set forth in the recitals to the
      --------------
Agreement.

     "Special Charges" means 1999 Special Charges and any charge taken by the
      ---------------
Company with respect to below market stock option prices provided for stock options granted to its employees in conjunction with investments by GTCR VII, the Lender and/or their Affiliates.

     "Stockholders Consent" has the meaning set forth in Section 5.1.15 to the
      --------------------                               --------------
Agreement.

     "Subordinated Debt" means (a) the Loan Obligations, (b) and any other Debt
      -----------------
of the Company which is subordinated to the Senior Lenders.

     "Subordinated Loan Documents" means, collectively, this Agreement, the
      ---------------------------
Note, and the Guaranties, including all exhibits, schedules and other attachments thereto.

     "Subsidiary" means, with respect to any Person, a corporation, partnership,
      ----------
limited liability company or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares or other ownership interests as have more than 50% of the ordinary voting power for the election of directors or other managers of such entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Company.

     "Suretyship Liability" means any agreement, undertaking or arrangement by
      --------------------
which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation in respect of any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, obligation or other liability supported thereby.

     "Tax" or "Taxes" means federal, state, county, local, foreign or other
      ---      -----
income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

     "Tax Return" means any return, information report or filing with respect to
      ----------
Taxes, including any schedules attached thereto and including any amendment thereof.

     "Transactions" means those transactions contemplated by the Documents.
      ------------

     "Treasury Regulations" means the United States Treasury Regulations
      --------------------
promulgated under the Code, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.

     "Voting Agreement" means that voting agreement, dated as of the date
      ----------------
hereof, by and among the Lender, the purchasers under the Preferred Stock Purchase Agreement and certain stockholders of the Company.

     "Warrant Agreement" has the meaning set forth in the recitals to the
      -----------------
Agreement.

     "Warrants" has the meaning set forth in the recitals to the Agreement.
      --------

     "Warrant Shares" has the meaning set forth in the recitals to the
      --------------
Agreement.

     "Weighted Average Life to Maturity" means, when applied to any Debt at any
      ---------------------------------
date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Debt.

     "Wholly-Owned Subsidiary" means, with respect to any Person, a Subsidiary
      -----------------------
of which all of the outstanding capital stock or other ownership interests are owned by such Person or another Wholly-Owned Subsidiary of such Person.